UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

Stillwater Mining Company

(Name of Registrant as Specified In Its Charter)

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As filed with the Commission on August 26, 2003
SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Stillwater Mining Company

536 East Pike Avenue
P.O. Box 1330
Columbus, Montana 59019

Dear Stockholder:

      You are cordially invited to attend the annual meeting of stockholders of Stillwater Mining Company to be held on                     , 2003 at [location]. At this meeting, we will ask you to consider and vote upon certain amendments to the Company’s certificate of incorporation, by-laws and General Employee Stock Plan. We will also ask you to consider and vote upon the election of the Company’s directors and the ratification of the Company’s independent auditors, KPMG LLP.

      This is an exciting time for the Company. On June 23, 2003, we completed a stock purchase transaction with Norimet and Norilsk Nickel. In the transaction, Norimet, a wholly-owned subsidiary of Norilsk Nickel, acquired 45,463,222 newly-issued shares of the Company’s common stock, constituting a majority of our outstanding shares. On August      , 2003 Norimet acquired an additional                      shares at $7.50 per share pursuant to a tender offer which was contemplated as part of the original transaction. Norilsk Nickel is the world’s leading producer of nickel and palladium and one of the world’s largest mining companies.

      The Norilsk Nickel transaction has provided the Company with much needed capital, comprised of approximately $100,000,000 in cash and 877,000 ounces of palladium. We have already used some of this capital to pay down $50,000,000 of our bank debt. In addition, we are in the process of seeking long-term contracts to sell the palladium consideration received from Norilsk Nickel to consumers in North America. The additional liquidity provided by the Norilsk Nickel transaction will permit the Company to conduct its operations with a view to cost-effective, profitable mining and marketing activities.

      The transaction also brought to the Company five new directors nominated by Norilsk Nickel, including The Honorable Donald W. Riegle, Jr., a former U.S. Senator for the State of Michigan, Jack E. Thompson, Vice Chairman of Barrick Gold Corporation and former Chief Executive Officer of Homestake Mining, Craig L. Fuller, former Chief of Staff to Vice President George H. W. Bush, and two experienced lawyers, Steven S. Lucas and Todd D. Schafer. In addition, three members of the Board before the transaction, Patrick M. James, Joseph P. Mazurek and Sheryl K. Pressler, agreed to continue on as the “public directors,” to act as directors independent from Norimet.

      In addition, during the next few months, we will be negotiating with Norimet and Norilsk Nickel a platinum group metals agreement. If we are able to successfully negotiate this agreement, we could purchase up to one million (1,000,000) ounces of palladium and may purchase other platinum group metals from Norimet on an annual basis for resale to customers in North America pursuant to long-term contracts. We hope this will provide us with additional liquidity and improved profitability.

      Norimet owns approximately [50.7%] of the outstanding shares and thus has the requisite number of votes to approve all proposals presented at the meeting. Norimet has advised the Company that it intends to vote for all of these proposals, and it is thus expected that these proposals will be approved at the meeting. Nevertheless, your vote is important and appreciated. Whether or not you plan to attend the annual meeting, we recommend that you complete, sign, date and return the enclosed proxy card to ensure that your shares are represented at the annual meeting. The enclosed proxy statement and its exhibits provide you with detailed information about the proposals submitted for your consideration. We urge you to read these documents carefully.

      On behalf of your Board of Directors, I thank you for your support and appreciate your consideration.

Very truly yours,

Francis R. McAllister
Chairman and Chief Executive Officer

Stillwater Mining Company

536 East Pike Avenue
P.O. Box 1330
Columbus, Montana 59019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2003

To Our Stockholders:

      On                     , 2003, Stillwater Mining Company (the “Company”) will hold its Annual Meeting of Stockholders at [10:00 a.m.] (Eastern Time) at [location].

      Only stockholders who owned stock at the close of business on                     , 2003 may vote at this meeting or any adjournments that may take place. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting, during regular business hours at the Company’s principal executive offices, 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana 59019. The meeting is being held:

1. To amend the Company’s Restated Certificate of Incorporation (the “current charter”) to increase the Company’s authorized common stock from 100,000,000 shares to 200,000,000 shares.

2. To amend the current charter to eliminate cumulative voting rights of stockholders.

3. To amend the current charter to eliminate the rights of stockholders to take action by written consent.

4. To amend the current charter to provide that the number of directors shall be set forth in accordance with the Company’s by-laws, provided that the number shall be no less than seven and no more than ten.

5. To approve a restatement of the current charter to include the amendments set forth in Proposals 1 through 4 in the event they are approved by the stockholders and to make other amendments set forth in the form of the proposed restated certificate of incorporation attached to the accompanying proxy statement as Exhibit A.

6. To amend the Company’s Amended and Restated By-Laws (the “current by-laws”) to provide that: (i) the nomination of directors, (ii) the filling of vacancies in the Board, (iii) notice of Board meetings, (iv) the Board quorum requirements, (v) the election of officers and (vi) the appointment of Board committees shall be subject to the provisions of the Stockholders Agreement by and among the Company, Norimet Limited and MMC Norilsk Nickel, dated as of June 23, 2003.

7. To approve an amendment and restatement of the current by-laws to include the amendments set forth in Proposal 6 in the event they are approved by the stockholders and to make other amendments set forth in the form of the proposed amended and restated by-laws attached hereto as Exhibit B.

8. To elect nine directors to the Company’s Board of Directors.

9. To amend and restate the Company’s General Employee Stock Plan to increase the number of shares of Common Stock authorized for issuance from 1,100,000 shares to 1,400,000 shares and change the governing law from Colorado to Delaware.

10. To ratify the appointment of KPMG LLP as the Company’s independent accountants for 2003.

11. To attend to other business properly presented at the meeting or any postponements or adjournments thereof.

      YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE TEN PROPOSALS PRESENTED IN THIS PROXY STATEMENT.

      This Notice of Annual Meeting and the accompanying proxy statement and proxy card are first being sent to stockholders of the Company on or about                     , 2003.

By Order of the Board of Directors

John R. Stark
Corporate Secretary

Columbus, Montana

                    , 2003

      To assure your representation at the annual meeting of stockholders, please sign, date and return your proxy in the enclosed envelope, whether or not you expect to attend in person. Sending in a signed proxy will not affect your right to attend the annual meeting and vote in person. You may revoke your proxy at any time before it is voted at the annual meeting by giving written notice to the secretary of the Company or delivering a properly signed and dated proxy subsequent to an earlier proxy.

GENERAL INFORMATION
Solicitation
Voting Rights
Voting
Revocability of Proxies
NORILSK NICKEL TRANSACTION
PROPOSALS 1 THROUGH 5: AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION
PROPOSAL 8: ELECTION OF DIRECTORS
Nominees For Election
PROPOSAL 9: AMENDMENT TO THE GENERAL EMPLOYEE STOCK PLAN
General
Description of Amendments
Description of the Principal Features of the Stock Plan
Grants Under the Stock Plan
New Plan Benefits
Federal Income Tax Consequences of the Stock Plan
Vote Required for Approval
MEETINGS AND COMMITTEES OF THE BOARD
Compensation Committee Interlocks and Insider Participation
Director Compensation
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER COMPENSATION INFORMATION
Summary Compensation Table
Employment Agreements
Section 16(a) Beneficial Ownership Reporting Compliance
Option Grants in Last Fiscal Year
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION
Performance Graph
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 10: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS
NOMINATION OF DIRECTORS FOR ELECTION AT 2004 ANNUAL MEETING
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
GENERAL

GENERAL INFORMATION	2
Solicitation	2
Voting Rights	2
Voting	2
Revocability of Proxies	3
NORILSK NICKEL TRANSACTION	3
PROPOSALS 1 THROUGH 5: AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION	3
PROPOSALS 6 AND 7: AMENDMENTS TO THE COMPANY’S BY-LAWS	6
PROPOSAL 8: ELECTION OF DIRECTORS	9
Nominees For Election	10
PROPOSAL 9: AMENDMENT TO THE GENERAL EMPLOYEE STOCK PLAN	11
General	11
Description of Amendments	11
Description of the Principal Features of the Stock Plan	12
Governing Law	14
Grants Under the Stock Plan	14
New Plan Benefits	14
Federal Income Tax Consequences of the Stock Plan	14
Vote Required for Approval	15
MEETINGS AND COMMITTEES OF THE BOARD	15
Compensation Committee Interlocks and Insider Participation	16
Director Compensation	16
EXECUTIVE OFFICERS	17
EXECUTIVE COMPENSATION AND OTHER COMPENSATION INFORMATION	18
Summary Compensation Table	18
Employment Agreements	19
Section 16(a) Beneficial Ownership Reporting Compliance	23
Option Grants in Last Fiscal Year	23
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES	24
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	26
OTHER INFORMATION	27
Performance Graph	27
REPORT OF THE AUDIT COMMITTEE OF THE BOARD	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
PROPOSAL 10: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	30
STOCKHOLDER PROPOSALS	30
NOMINATION OF DIRECTORS FOR ELECTION AT 2004 ANNUAL MEETING	31
THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995	31
GENERAL	31
Exhibit A Proposed Restated Certificate of Incorporation
Exhibit B Proposed Amended and Restated By-Laws
Exhibit C Proposed Amended General Employee Stock Plan
Exhibit D Audit Committee Charter
Exhibit E Proxy Card

i

Stillwater Mining Company

536 East Pike Avenue
P.O. Box 1330
Columbus, Montana 59019

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON                         , 2003

       This Proxy Statement is being furnished to the stockholders of Stillwater Mining Company (the “Company”) in connection with the solicitation by the Company’s Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on                     , 2003 or any postponements or adjournments thereof. The meeting will be held at [10:00 a.m.] (Eastern Time) at [location]. The Company’s principal executive offices are located at 536 East Pike Avenue, P.O. Box 1330, Columbus, Montana 59019.

      These proxy solicitation materials were mailed on or about                     , 2003 to all stockholders entitled to vote at the meeting. The meeting is being held:

1. To amend the Company’s Restated Certificate of Incorporation (the “current charter”) to increase the Company’s authorized common stock, par value $0.01 per share (the “Common Stock”) from 100,000,000 shares to 200,000,000 shares.

2. To amend the current charter to eliminate cumulative voting rights of stockholders.

3. To amend the current charter to eliminate the rights of stockholders to take action by written consent.

4. To amend the current charter to provide that the number of directors shall be set forth in accordance with the Company’s by-laws, provided that the number shall be no less than seven and no more than ten.

5. To approve a restatement of the current charter to include the amendments set forth in Proposals 1 through 4 in the event they are approved by the stockholders and to make other amendments set forth in the form of the proposed restated certificate of incorporation attached hereto as Exhibit A (the “proposed charter”).

6. To amend the Company’s Amended and Restated By-Laws (the “current by-laws”) to provide that: (i) the nomination of directors, (ii) the filling of vacancies in the Board, (iii) notice of Board meetings, (iv) the Board quorum requirements, (v) the election of officers and (vi) the appointment of Board committees shall be subject to the provisions of the Stockholders Agreement (the “Stockholders Agreement”) by and among the Company, Norimet Limited (“Norimet”) and MMC Norilsk Nickel (“Norilsk Nickel”), dated as of June 23, 2003.

7. To approve an amendment and restatement of the current by-laws to include the amendments set forth in Proposal 6 in the event they are approved by the stockholders and to make other amendments set forth in the form of the proposed amended and restated by-laws attached hereto as Exhibit B (the “proposed by-laws”).

8. To elect nine directors to the Company’s Board of Directors.

9. To amend and restate the Company’s General Employee Stock Plan (the “Stock Plan”) to increase the number of shares of Common Stock authorized for issuance from 1,100,000 shares to 1,400,000 shares and change the governing law from Colorado to Delaware.

10. To ratify the appointment of KPMG LLP as the Company’s independent accountants for 2003.

11. To attend to other business properly presented at the meeting or any postponements or adjournments thereof.

GENERAL INFORMATION

Solicitation

      The enclosed proxy is being solicited by the Board on behalf of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, the officers, directors and employees of the Company may solicit proxies by telephone, telegraph, electronic means or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Common Stock registered in the names of nominees. The Company will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting Rights

      Holders of shares of Common Stock at the close of business on                     , 2003 (the “Record Date”) are entitled to notice of and to vote at the meeting. On the Record Date, [89,625,911] shares of Common Stock were issued, outstanding and entitled to vote. The holders of at least 50% of the shares of Common Stock issued, outstanding and entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. Since Norimet owned approximately [50.7]% of the Common Stock as of the Record Date, Norimet’s presence is required for a quorum. Norimet has advised the Company that it intends to be present at the meeting.

      Each share of Common Stock outstanding on the Record Date is entitled to one vote. Although the current charter provides for cumulative voting rights with respect to the election of directors, if Proposals 1 through 5 are adopted at the meeting, these cumulative voting rights will be eliminated. Stockholders will thereafter no longer have cumulative voting rights, including with respect to the election of directors pursuant to Proposal 8. (See Proposal 3 below.)

Voting

      The vote of the holders of (i) a majority of the Company’s outstanding shares is required to approve the Proposals 1 through 5, regarding the amendment and restatement of the current charter, (ii) a majority of shares present in person or represented by proxy is required to approve Proposals 6 and 7, regarding the amendment and restatement of the current by-laws, (iii) a plurality of the shares present in person or represented by proxy is required to approve Proposal 8, regarding the election of directors, (iv) a majority of shares present in person or represented by proxy is required to approve Proposal 9, regarding the amendment of the Stock Plan and (v) a majority of the shares present in person or represented by proxy is required to approve Proposal 10, regarding the ratification of the selection of KPMG as the Company’s independent accountants. If a stockholder abstains from voting on any matter, the Company intends to count such stockholder as present for purposes of determining whether a quorum is present at the meeting for the transaction of business. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR amendment and restatement of the current charter, FOR amendment and restatement of the current by-laws, FOR the election as directors of the nominees named in this proxy statement and FOR ratification of the selection of KPMG as the Company’s independent accountants, provided that broker proxies will only be voted for approval of Proposals 2 through 7 (regarding the proposed amendments to the current charter and current by-laws) if the beneficial owner of the shares instructs the broker to so vote. Additionally, the Company intends to count broker “nonvotes” as present for purposes of determining the presence or absence of a quorum for the transaction of business. A nonvote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and nonvotes will not be counted as votes cast for or against items submitted for a vote of stockholders. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.

      As of the Record Date, Norimet, owned [45,463,322] shares of Common Stock, or approximately [50.7%] of the outstanding shares. Under the Stockholders Agreement and the Stock Purchase Agreement, dated as of November 20, 2002, by and among the Company, Norimet and Norilsk Nickel (the “Stock Purchase Agreement”), Norimet is required to vote all of these shares FOR Proposals 1 through 8. Norimet has the requisite number of votes to approve all of these proposals. Thus, it is expected that Proposals 1 through 8 will be approved at the meeting. Norimet has also advised the Company that it intends to vote for Proposals 9 and 10.

      Neither management nor the Board knows of any other matters to be brought before the meeting. If other matters are presented properly to the stockholders for action at the meeting and or postponements or adjournments thereof, then the proxy holders named in the proxy intend to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Revocability of Proxies

      Any proxy may be revoked at any time before it is voted by (i) written notice to the secretary of the Company, (ii) receipt of a proxy properly signed and dated subsequent to an earlier proxy or (iii) by request in person at the meeting. If not revoked, the shares of Common Stock represented by a proxy will be voted according to the proxy.

NORILSK NICKEL TRANSACTION

      On June 23, 2003, the Company, Norilsk Nickel and Norimet completed a stock purchase transaction pursuant to the Stock Purchase Agreement. In connection with the closing of this transaction, the Company issued 45,463,222 new shares of Common Stock to Norimet, a wholly-owned subsidiary of Norilsk Nickel. In consideration for the shares, Norimet paid the Company $100,000,540 in cash and approximately 877,000 ounces of palladium metal. The total consideration was valued at approximately $257 million as of June 23, 2003.

      At the closing, the parties also entered into the Stockholders Agreement which establishes certain corporate governance principles for the Company and restricts the ability of Norimet, Norilsk Nickel and their affiliates to acquire more shares of the Company. The Stockholders Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2003 and is incorporated herein by reference. Certain provisions of the Stockholders Agreement are also described under Proposal 6 below.

      On July 22, 2003, Norimet commenced a tender offer to acquire 4,350,000 shares of Common Stock. The tender offer was completed on August      , 2003. Following completion of the tender offer, Norimet owns                      shares or      % of the outstanding Common Stock.

PROPOSALS 1 THROUGH 5:

AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION

      The Stock Purchase Agreement and the Stockholders Agreement provide that at or before the Company’s 2003 annual meeting of stockholders, the current charter will be amended to make certain conforming changes to take account of the Stockholders Agreement and to eliminate cumulative voting rights of stockholders. The following proposals relate to amending and restating the current charter in the form of the proposed charter attached to this proxy statement as Exhibit A. The terms of the proposed charter were negotiated with Norimet and Norilsk Nickel.

      Under Section 242(b) of the Delaware General Corporation Law (the “DGCL”), an amendment to a company’s certificate of incorporation must be approved by a majority of the board of directors and a majority of the Company’s outstanding shares. As required under Section 242(b), the Board has unanimously adopted a resolution approving, and recommending to our stockholders for approval, a proposal to adopt the proposed charter and submitting the proposed charter to the vote of stockholders at the meeting. We have separated the significant amendments to the current charter that would be effected by the proposed charter as separate Proposals 1 through 5 to allow you to focus on each significant change. However, we have conditioned approval of each of Proposals 1 through 5 on approval of all of those proposals. Therefore, we believe Proposals 1 through 5 should be considered together. If any of Proposals 1 through 5 is not approved, none of them will be approved, even if one or more of those proposals receives sufficient stockholder votes for approval.

      The proposed charter includes a number of significant changes to the current charter. These changes are broken out for your consideration as follows:

Proposal 1:                          To amend the current charter to increase the Company’s authorized Common Stock from 100,000,000 shares to 200,000,000 shares.

Proposal 2:                          To amend the current charter to eliminate cumulative voting rights of stockholders.

Proposal 3:                          To amend the current charter to eliminate the rights of stockholders to take action by written consent.

Proposal 4:                          To amend the current charter to provide that the number of directors shall be set forth in accordance with the Company’s by-laws, provided that the number shall be no less than seven and no more than ten.

Proposal 5:                          To approve a restatement of the current charter to include the amendments set forth in Proposals 1 through 4 in the event they are approved by the stockholders and to make other amendments set forth in the proposed charter.

      Significant differences exist between your rights as a stockholder under our current charter and your rights under the proposed charter. The material differences are summarized below. However, this discussion of the proposed charter is necessarily general. It is not intended to be a complete statement of all proposed changes that may affect your rights as a stockholder, and it is qualified in its entirety by reference to the DGCL, the current charter and the form of the proposed charter attached to this proxy statement as Exhibit A.

      Under Section 242(b) of the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required for approval of Proposals 1 through 5. Upon approval of Proposals 1 through 5, there will be a break in the meeting and the Company will file the proposed charter with the Secretary of State of the State of Delaware and the amendments will become effective upon such filing. The meeting will resume following completion of the filing.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSALS 1 THROUGH 5.

Proposal 1:                          To amend the current charter to increase the Company’s authorized Common Stock from 100,000,000 shares to 200,000,000 shares.

      The Company’s authorized capital stock currently consists of one hundred million (100,000,000) shares of Common Stock and one million shares (1,000,000) of preferred stock, par value $0.01 per share. The proposed charter would increase the Company’s authorized Common Stock from one hundred million (100,000,000) shares to two hundred million (200,000,000) shares.

      The principal reason for the proposed amendment is to ensure that a sufficient number of shares of Common Stock are available to provide flexibility to the Company in any future equity issuances as the Board may deem appropriate. In connection with the closing of the stock purchase transaction, the Company issued 45,463,222 shares of Common Stock to Norimet. As of [August 18, 2003], there were [89,625,911] shares of Common Stock issued and outstanding and approximately [2,695,136] shares of Common Stock reserved for issuance upon the exercise of outstanding options to purchase Common Stock. Accordingly, less than 8,000,000 shares of Common Stock are available for future use. We currently have no agreements, commitments, understandings or plans to issue any additional shares of our capital stock.

Proposal 2:                          To amend the current charter to eliminate cumulative voting rights of stockholders.

      Under DGCL Section 214, a company’s certificate of incorporation may provide for cumulative voting with respect to the election of the directors. The current charter provides for cumulative voting in accordance with Section 214. Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he chooses. The effect of cumulative voting is that a stockholder or group of stockholders with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. Without cumulative voting, each director is elected by a plurality vote and one large minority stockholder may not elect a director not supported by the plurality.

      The Stock Purchase Agreement and Stockholders Agreement require that the Company amend the current charter to eliminate cumulative voting. The purpose of eliminating cumulative voting is to enable the Company to enforce certain provisions of the Stockholders Agreement regarding the composition of the Board. The Stockholders Agreement provides that the Board shall be comprised of (i) the Company’s Chief Executive Officer, (ii) certain directors nominated by Norimet and (iii) certain directors on the Board who are elected and replaced in a manner designed to protect their independence from Norimet (the “Public Directors”). The Stockholders Agreement further provides that the Board must be composed of a majority of directors who meet certain independence requirements, as further described under Proposal 6 below. These provisions would not be effective in the presence of cumulative voting.

      Stockholders should recognize that if Proposal 2 is approved, the ability of an organized block of minority stockholders to elect a representative to the Board without the cooperation of Norimet and the Board would be greatly reduced or eliminated. Stockholders should also note that if this proposal is adopted, their cumulative voting rights will be eliminated immediately, including with respect to the election of directors at the meeting pursuant to Proposal 8. (See Proposal 8 below.)

Proposal 3:                          To amend the current charter to eliminate the rights of stockholders to take action by written consent.

      This proposed amendment to the current charter would eliminate the ability of the Company’s stockholders to act by written consent in lieu of a meeting of stockholders.

      Under Section 228 of the DGCL, unless otherwise provided in a company’s certificate of incorporation, any action that may be taken by stockholders at any annual or special meeting may be taken in writing without prior notice and without a vote, provided this action is consented to in writing by stockholders having not less than the minimum number of votes necessary to take such action at a meeting. The current charter and current by-laws permit actions by written consent. Under the Stock Purchase Agreement and Stockholders Agreement, the Company must amend the current charter and the current by-laws to eliminate actions by written consent. (See also Proposal 7 (relating to by-laws) below.) The purpose of these amendments is to protect the interests of the Company’s minority stockholders, by eliminating Norimet’s ability to take action by written consent without providing notice to the minority stockholders. As of the Record Date, Norimet owns approximately [50.7]% of the Company’s outstanding stock and controls the requisite number of shares to otherwise take most stockholder actions without a meeting. The Board believes that the stockholders of a publicly owned corporation should have an opportunity to participate in determining any proposed action and to express their views thereon at a stockholders’ meeting. Thus, these amendments provide minority stockholders with the opportunity to review any proposed action, to express their views and to take any necessary action deemed appropriate by them.

      This proposal would, if approved, require that any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called and held annual or special meeting of stockholders and may not be effected by any consent in writing by Norimet or any other stockholder.

Proposal 4:                          To amend the current charter to provide that the number of directors shall be set forth in accordance with the Company’s by-laws, provided that the number shall be no less than seven and no more than ten.

      The current charter includes a customary provision stating that the number of directors shall be determined pursuant to the by-laws, provided that there shall be between seven (7) and ten (10) directors on the Board. However, as described under Proposal 5 below, under the terms of the current charter, this provision became null and void when Johns Manville Corporation (“Manville”) ceased to own 30% of the Company’s outstanding shares. The current charter therefore does not include an effective provision regarding the number of the Company’s directors.

      The purpose of Proposal 4 is to reinstate such provision regarding the number of directors. The proposed charter includes a provision that the number of directors shall be determined in accordance with the by-laws, which number shall be between seven (7) and ten (10).

Proposal 5:                          To approve a restatement of the current charter to include the amendments set forth in Proposals 1 through 4 in the event they are approved by the stockholders and to make other amendments set forth in the proposed charter.

      In Proposal 5, we are seeking stockholder approval to amend and restate the current charter to reflect the amendments described in Proposals 1 through 4, in the event those proposals are approved by the stockholders and to reflect those other nonsubstantive amendments that would be effected by adoption of the proposed charter.

      The proposed charter includes the changes described in Proposals 1 through 4 and also includes several changes in the language of the current charter. Except as described in Proposals 1 through 4, the changes made by the proposed charter are nonsubstantive. These nonsubstantive changes include changing the address of our registered office in the State of Delaware. These changes also include eliminating certain provisions which became null and void when Manville ceased to be a principal stockholder of the Company. The Company was formed as a 50% subsidiary of Chevron U.S.A., Inc. and Manville. Article 10 of the current charter provides that certain provisions of the current charter (Section 5.1, relating to the number of directors, and Article 8, providing for enhanced voting requirements) would become null and void when Manville’s share ownership dropped below 30%. Such provisions became null and void in December 1994, when Manville’s share ownership was reduced to 27% in connection with the Company’s initial public offering. Section 5.1 is addressed in Proposal 4 and Articles 8 and 10 have been deleted in the proposed charter accordingly.

PROPOSALS 6 AND 7:

AMENDMENTS TO THE COMPANY’S BY-LAWS

      The Stock Purchase Agreement and the Stockholders Agreement provide that at or before the Company’s 2003 annual meeting of stockholders, the current by-laws will be amended to make certain conforming changes to be consistent with the Stockholders Agreement. The following proposals relate to amending and restating the current by-laws in the form of the proposed by-laws attached to this proxy statement as Exhibit B. The terms of the proposed by-laws were negotiated with Norimet and Norilsk Nickel.

      Under DGCL Section 109, a company’s by-laws may be amended by its stockholders, provided that the company’s certificate of incorporation may confer power to amend the by-laws upon the company’s directors. Article 6 of the current charter and Article 10 of the current by-laws permit the directors to amend the Company’s by-laws. However, under the Stock Purchase Agreement, the Company is required to submit the proposed by-laws to its stockholders for approval. The purpose of submitting the by-laws to stockholders is to give them the opportunity to review the proposed changes before they are approved. The Board has unanimously adopted a resolution recommending to our stockholders for approval a proposal to adopt the proposed by-laws and submitting the proposed by-laws to the vote of stockholders at the meeting.

      We have separated the significant amendments to the current by-laws that would be effected by the proposed by-laws as separate Proposals 6 and 7 to allow you to focus on each significant change. However, we have conditioned approval of each of Proposals 6 and 7 on approval of both of those proposals. Therefore, we believe proposals 6 and 7 should be considered together. If either of Proposals 6 and 7 is not approved, then neither of them will be approved, even if one of those proposals receives sufficient stockholder votes for approval.

      The proposed by-laws include a number of significant changes to the current by-laws. These changes are broken out for your consideration as follows:

Proposal 6:                          To amend the current by-laws to provide that: (i) the nomination of directors, (ii) the filling of vacancies in the Board, (iii) notice of Board meetings, (iv) the Board quorum requirements, (v) the election of officers and (vi) the appointment of Board committees shall be subject to the provisions of the Stockholders Agreement.

Proposal 7:                          To approve an amendment and restatement of the current by-laws to include the amendments set forth in Proposal 6 in the event they are approved by the stockholders and to make other amendments set forth in the proposed by-laws.

      The affirmative vote of a majority of shares present is required for approval of Proposals 6 and 7.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSALS 6 AND 7.

Proposal 6:                          To amend the current by-laws to provide that: (i) the nomination of directors, (ii) the filling of vacancies in the Board, (iii) notice of Board meetings, (iv) the Board quorum requirements, (v) the election of officers and (vi) the appointment of Board committees shall be subject to the provisions of the Stockholders Agreement.

      The purpose of Proposal 6 is to make the Company’s by-laws consistent with certain provisions of the Stockholders Agreement.

      On June 23, 2003, in connection with the Stock Purchase transaction, the Company entered into a stockholders agreement (the “Stockholders Agreement”) with Norimet and Norilsk Nickel, which establishes certain corporate governance principles for the Company. The following is a summary of the certain provisions of the Stockholders Agreement which are relevant to Proposal 6. This summary is qualified in its entirety by the full text of the Stockholders Agreement, which was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 23, 2003 and is incorporated herein by reference.

      Board Composition. The Stockholders Agreement provides that there shall initially be nine directors. Any increase or decrease in the number of directors must be approved by a majority of the Independent Directors. The Board will at all times be comprised of (i) certain directors designated by Norimet (the “Norimet Directors”), (ii) certain directors not designated by Norimet who are elected and replaced in a manner designed to protect their independence from Norimet (the “Public Directors”), and (iii) the Chief Executive Officer. The Chairman of the Board will at all times be the Chief Executive Officer. The nomination and election of the Norimet Directors and the Public Directors is subject to the prior approval of a majority of the Board’s nominating committee.

      Independence of Directors. The Stockholders Agreement provides that at all times a majority of the directors on the Board must meet certain independence requirements (the “Independent Directors”), including the independence requirements of the New York Stock Exchange (the “NYSE”). Upon the appointment of a new Independent Director, the existing Independent Directors must make an affirmative determination that such new director has no prior material relationship with the Company, Norimet or Norilsk Nickel. All of the Public Directors must meet these independence requirements, and such number of Norimet Directors shall also meet these requirements as may be necessary to ensure that a majority of the directors on the Board are Independent Directors.

      Norimet Directors. The Stockholders Agreement provides that Norimet shall be entitled to designate a number of directors to the Board based upon its proportionate ownership of the Company’s outstanding voting securities. As long as Norimet owns more than fifty percent (50%) of the outstanding voting securities of the Company, it may elect the smallest number of directors that is a majority of the Board. If Norimet owns between 10% and 50% of the Company’s outstanding voting securities, it will be entitled to elect a number of directors equal to the total number of directors on the Board multiplied by the percentage of voting securities it owns, rounded to the nearest whole number. If there is any vacant Norimet Director position for any reason, Norimet will select a person to fill this vacancy. To the extent permissible under the DGCL, Norimet may remove any Norimet Director at any time, with or without cause, by providing written notice to the Company.

      Public Directors. The Board must include a number of Public Directors equal to the number of directors on the full Board minus the number of Norimet Directors, minus one (the Chief Executive Officer). If there is any vacant Public Director position for any reason, it will be filled by a majority vote of the remaining Public Directors then in office. If there are no Public Directors in office, the Company will call a meeting of its stockholders as soon as practicable to elect the number of Public Directors required under the Stockholders Agreement. In such case, the Board’s nominating committee will propose and nominate qualified persons to be elected as Public Directors and, at that meeting, Norimet must vote the shares of Common Stock or other securities of the Company it owns or controls in the same manner (on a proportionate basis) as the public stockholders of the Company. None of Norilsk Nickel, Norimet or the Norimet Directors may take any action to cause the removal of any Public Director.

      Committees. The Stockholders Agreement provides that the Board will have audit, compensation, corporate governance and nominating committees and such other committees as the Board may determine. Each of these committees must be comprised of at least three (3) members, all of whom must be Independent Directors and at least one of whom shall be a Public Director.

Proposal 7:                          To approve an amendment and restatement of the current by-laws to include the amendments set forth in Proposal 6 in the event they are approved by the stockholders and to make other amendments set forth in the form of the proposed by-laws.

      In Proposal 7, we are seeking stockholder approval to amend and restate the current by-laws to reflect the amendments described in Proposal 6, in the event those proposals are approved by the stockholders and to reflect those other nonsubstantive amendments that would be effected by adoption of the proposed by-laws.

      The proposed by-laws include the changes described in Proposal 6 and also include several changes in the language of the current by-laws. Except as described in Proposal 6, the changes made by the proposed by-laws are nonsubstantive. These changes include, but are not limited to:

•	Deleting the provision regarding stockholder actions by written consent, which will no longer be relevant after Proposals 1 through 5 (prohibiting stockholder actions by written consent in the Company’s certificate of incorporation) have been approved.

•	Providing that the number of directors shall initially be nine and shall thereafter be fixed by the Board in accordance with the proposed charter and the Stockholders Agreement.

•	Requiring that special meetings of directors may be called by any two directors only upon the written request of such directors. Currently, these meetings may be called by oral or written request.

•	Clarifying that members of the Board shall receive customary fees and reimbursement of expenses and that no such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Although directors currently receive such fees, the by-laws do not address this matter.

•	Requiring that the Chairman of the Board shall be a director and shall be the Company’s Chief Executive Officer, in accordance with the Stockholders Agreement.

•	Providing that any reference in the proposed by-laws to the Stockholders Agreement shall become null and void at such time as the relevant provision of the Stockholders Agreement is terminated in accordance with its terms, so that the Company is not required to amend the proposed by-laws upon the termination of the Stockholders Agreement.

PROPOSAL 8:

ELECTION OF DIRECTORS

      As discussed above under Proposal 6, the Stockholders Agreement establishes certain governance principles for the Company, including provisions regarding the composition of the Board. The Stockholders Agreement provides that the Board shall have nine directors, comprised of: (i) the Company’s Chief Executive Officer; (ii) certain Norimet Directors and (iii) certain Public Directors. The Stockholders Agreement further sets forth certain independence requirements for the Board members.

      Under the Stockholders Agreement, Norimet is entitled to elect a number of directors to the Board based on its proportionate ownership of the Company’s voting shares. For so long as Norimet beneficially owns more than fifty percent (50%) of the outstanding Common Stock, Norimet is entitled to nominate for election to the Board the smallest number of directors that is a majority of the Board. Since the Board is comprised of nine directors and Norimet owns approximately [50.7]% of the outstanding Common Stock, Norimet is entitled to nominate five directors to the Board for election at this year’s annual meeting of stockholders. At the closing of the stock purchase transaction, Norimet nominated Craig L. Fuller, Steven S. Lucas, The Honorable Donald W. Riegle, Jr., Todd D. Schafer, and Jack E. Thompson and such individuals were elected to the Board. Such directors have agreed to stand for re-election as Norimet Directors at the meeting and have been approved by the nominating committee of the Board.

      The Stockholders Agreement provides that the remaining directors (other than the Chief Executive Officer and the Norimet Directors) shall be the Public Directors. The current Public Directors, Sheryl K. Pressler, Joseph P. Mazurek and Patrick M. James, were members of the Board prior to the closing of the Norilsk Nickel transaction and were selected to be the Public Directors by the Board before the closing. Such directors have agreed to stand for re-election as Public Directors at the meeting and have been approved by the nominating committee of the Board.

      The Stockholders Agreement provides that the Chief Executive Officer will be a director, but no nominating committee approval is required for his nomination.

      In accordance with the Stockholders Agreement, the following nine persons have been nominated to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are elected and each person has consented to being named as a nominee. All nine nominees are currently directors of the Company.

      The affirmative vote of a plurality of shares present is required for approval of Proposal 8. Although the current charter provides for cumulative voting rights with respect to the election of directors, if Proposals 1 through 5 are adopted at the meeting, these cumulative voting rights will be eliminated. Stockholders will thereafter no longer have cumulative voting rights, including with respect to the election of directors pursuant to this Proposal 8. (See Proposal 3 above.)

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 8.

      It is anticipated that proxies will be voted for the nominees listed below, and the Board has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board may propose in accordance with the Stockholders Agreement.

      The name and age of each nominee, his or her principal occupation for at least the past five years and certain additional information is set forth below. Such information is as of the date hereof and is based upon information furnished to the Company by such nominee.

Nominees For Election

Chief Executive Officer

      Francis R. McAllister (age 61). Mr. McAllister became a director of the Company on January 9, 2001 and the Chairman of the Board and Chief Executive Officer of the Company on February 12, 2001. Prior to his appointment to the Board, Mr. McAllister was with ASARCO Incorporated from 1966 to 1999, serving as Chairman and Chief Executive Officer in 1999, Chief Operating Officer from 1998 to 1999, Executive Vice President — Copper Operations from 1993 to 1998, Chief Financial Officer from 1982 to 1993 and in various professional and management positions from 1966 to 1982. He currently serves on the board of directors of Cleveland Cliffs, Incorporated, an iron ore mining company.

Norimet Nominees

      Each of the directors set forth below was nominated to the Board by Norimet and became a director of the Company on June 23, 2003, in connection with the closing of the stock purchase transaction with Norimet and Norilsk Nickel.

      Craig L. Fuller (age 52). Mr. Fuller has been the President and Chief Executive Officer of the National Association of Chain Drug Stores, a national and international trade association representing the chain pharmacy industry, since 1999. Mr. Fuller was the Chairman of the Global Board Services Practice and Managing Director of Korn/ Ferry International, an executive recruiting firm, from 1996 to 1999. From 1981 to 1985, he served as assistant for Cabinet Affairs to President Ronald Reagan and from 1985 to 1989 he served as the Chief of Staff to Vice President George Bush. Mr. Fuller is a director of Capital Automotive, the United States Chamber of Commerce and the National Association of Chain Drug Stores.

      Steven S. Lucas (age 37). Mr. Lucas is an attorney at Nielsen, Merksamer, Parrinello, Mueller & Naylor, a law firm based in California. He joined Nielsen, Merksamer, Parrinello, Mueller & Naylor in 1995 and has been a partner since 1999. Mr. Lucas was an attorney at Sullivan & Cromwell from 1991 to 1995. He received his law degree from Harvard University Law School in 1990.

      The Honorable Donald W. Riegle, Jr. (age 65). Mr. Riegle has been the Chairman of Government Relations at APCO Worldwide Inc., a global public affairs and communications company, since April 2001. Mr. Riegle was the Deputy Chairman of Shandwick International, a public relations and communications management firm, from 1995 to 2001. He served as a United States Senator from Michigan from 1976 to 1994 and in the House of Representatives from 1975 to 1977. Mr. Riegle is a director of Anthem Inc. and Tri-Union Development Company.

      Todd D. Schafer (age 41). Mr. Schafer is an attorney at Hogan & Hartson L.L.P., a law firm based in Washington, D.C. Mr. Schafer joined Hogan & Hartson L.L.P. in 1995 and has been a partner since 1998. He was also an attorney at Covington & Burling from 1989-1995. Mr. Schafer received his law degree from Harvard University Law School in 1989 and a masters degree in philosophy from Oxford University in 1986.

      Jack E. Thompson (age 53). Mr. Thompson held various positions within Homestake Mining Company, including President from 1994 to 1999, Chief Executive Officer from 1996 to 2001 and Chairman of the Board from 1998 to 2001, when Homestake Mining Company merged with Barrick Gold Corporation, a multi-national gold mining company. Since the merger in December 2001, Mr. Thompson has acted as an independent mining consultant. Mr. Thompson is a director of Barrick Gold Corporation and Phelps Dodge Corporation, a copper mining company, and is involved with Reserve Cap. Funds III LLP.

Public Directors

      Patrick M. James (age 57). Mr. James was appointed a director of the Company on January 9, 2001 and has served as the Company’s lead director since July 24, 2002. Since February 2001, Mr. James has been an independent natural resource management consultant. Mr. James was the President and Chief Executive Officer of Rio Algom Limited from June 1997 through February 2001. Prior to joining Rio Algom Limited, Mr. James spent 18 years with Santa Fe Pacific Gold Corporation, becoming President and Chief Operating Officer in 1994 and Chairman, President and Chief Executive Officer in 1995. Mr. James is currently a director of Dynatec Corporation, a Canadian mining company; director and Chairman of Constellation Copper Corporation, a start up copper mining company; President of Longview Aluminum Company, an aluminum smelting company; Chairman of the Mineral Information Institute, a mineral education organization; and a member of the Advisory board to the Colorado School of Mines Board of Trustees.

      Joseph P. Mazurek (age 53). Mr. Mazurek has been a director of the Company since May 2001. Mr. Mazurek is currently a partner in the law firm of Crowley, Haughey, Hanson, Toole & Dietrich, PLLP located in Helena, Montana. He was the Attorney General for the State of Montana from January 1993 until December 2000. From 1975 through 1992, he was an attorney with the Helena, Montana law firm of Gough, Shanahan, Johnson and Waterman.

      Sheryl K. Pressler (age 51). Ms. Pressler has been a director since May 9, 2002. Ms. Pressler has been a self-employed investment and strategy consultant in Atlanta, Georgia since 2001. From 2000 to 2001, she was Chief Executive Officer for Lend Lease Real Estate Investments — United States, a subsidiary of Lend Lease Corporation, an Australian real estate services company. From 1994 to 2000, she was the Chief Investment Officer for the California Public Employees’ Retirement System (CalPERS), the nation’s largest public pension fund. From 1981 to 1994, she was responsible for the management of the Retirement Funds for the McDonnell Douglas Corporation. Since 1999, Ms. Pressler has been a director of the California HealthCare Foundation. Ms. Pressler is a director of Nuevo Energy Company, a position she has held since 2002. Ms. Pressler received her B.A. in Philosophy from Webster University and her M.B.A. from Washington University.

PROPOSAL 9:

AMENDMENT TO THE GENERAL EMPLOYEE STOCK PLAN

Proposal 9:                          To amend and restate the Company’s General Employee Stock Plan (the “Stock Plan”) to increase the number of shares of Common Stock authorized for issuance from 1,100,000 shares to 1,400,000 shares and change the governing law from Colorado to Delaware.

General

      The Stock Plan is intended to promote the interests of the Company and its stockholders by: (i) attracting and retaining personnel, including employees and consultants of the Company and its affiliates; (ii) motivating such employees by means of performance related incentives to achieve longer-range performance goals; and (iii) enabling such employees and consultants to participate in the long-term growth and financial success of the Company. The Stock Plan, became effective on January 23, 1998. The Stock Plan expires on January 22, 2008.

Description of Amendments

      On July 23, 2003, the Board, upon the recommendation of the compensation committee, amended the Stock Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance from 1,100,000 shares to 1,400,000 shares. The Board believes the continued availability of the Stock Plan will attract, retain and motivate employees, consultants and directors of the Company and its affiliates and enable such individuals to participate in the long-term growth and financial success of the Company. The proposed amended Stock Plan is attached hereto as Exhibit C.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 9.

Description of the Principal Features of the Stock Plan

      The following is a description of the material features of the Stock Plan, which features are not affected by the amendment, unless otherwise specified.

Plan Administration

      The Stock Plan will continue to be administered by a committee of the Company’s Board of Directors (the “Committee”). Subject to the terms of the Stock Plan and applicable law, the Committee is responsible for interpreting and administering the Stock Plan and determining the persons to whom awards are granted, the types of awards granted, the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with awards granted, and the terms and conditions of any award under the Stock Plan.

Securities Subject to the Stock Plan

      1,100,000 shares of Common Stock are currently reserved for issuance over the term of the Stock Plan. Upon stockholder approval of this Proposal, the share reserve under the Stock Plan will increase by 300,000 shares to 1,400,000, subject to adjustment for changes in capitalization and certain transactions as described below.

Awards Available Under the Stock Plan; Eligibility

      Under the Stock Plan, the Committee may grant awards to employees or consultants. Officers and directors are not eligible to participate in the Stock Plan. As of December 31, 2002, the Company had approximately 1,575 employees and 10 consultants. Awards granted under the Stock Plan may consist of stock options, stock appreciation rights (rights to receive an amount equal to the excess of the fair market value of shares on the date of exercise of the stock appreciation right over the grant price), restricted stock (stock subject to forfeiture based on certain conditions) or other stock-based awards. Stock options granted under the Stock Plan are not intended to meet the requirements of Section 422 of the Internal Revenue Code.

Terms of Awards

      The sections below describe the permissible terms of awards under the Stock Plan. Individual awards may be more restrictive as to any or all of the permissible terms described below.

Exercise, Grant or Purchase Price

      The Committee establishes the exercise price of the options, the grant price of stock appreciation rights or the exercise or purchase price of other stock based awards, as the case may be, at the time of grant. Except in the case of awards, the exercise of which would result in the cancellation of another award, the exercise, grant or purchase price of must not be less than the fair market value of the associated shares of Common Stock on the date of grant. On August 4, 2003, the closing price of one share of Common Stock on the New York Stock Exchange was $5.50 per share.

Consideration for Awards; Payment

      Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Payment for shares or other securities to be delivered pursuant to the Stock Plan may be made by such method or methods and in such form or forms as the Committee determines, including cash, shares of Common Stock, other securities, other awards or other property, or any combination thereof.

Vesting; Term; Cancellation

      The Committee is responsible for determining any vesting period for options, stock appreciation rights or other stock based awards. The vesting period is six months after the date of grant for stock appreciation rights, unless the Committee otherwise decides. The Committee is also responsible for determining the terms of the awards. The Committee may cause any award to be canceled in consideration of a cash payment or alternative award (equal to the fair market value of the award to be canceled) made to the holder of such canceled award.

Restrictions on Transferability

      During the time period when grants of restricted stock may be forfeited to the Company, such shares of restricted stock will be subject to any stop transfer orders and other restrictions that the Committee deems to be advisable. The Committee may also cause a legend or legends to be put on stock certificates to make appropriate reference to such restrictions and may require that certificates for shares of restricted stock registered in the name of a participant be deposited (together with a stock power endorsed in blank) with the Company. Other awards are transferable only to the extent provided in any award agreement.

Withholding

      A participant may be required to pay, and the Company is authorized to withhold from any payment made under an award, the amount of any applicable withholding taxes related to the award, its exercise, or any payment or transfer under an award.

Adjustment Provisions

      If the Committee determines that a corporate transaction or event affects the shares of Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Plan, then the Committee will, in accordance with the terms of the Stock Plan, adjust the number of shares with respect to which awards may be granted under the Stock Plan and the terms of outstanding awards. In addition, if the Company or any of its affiliates assume outstanding employee awards in connection with the acquisition of another business entity, the Committee may make such adjustments, not inconsistent with the terms of the Stock Plan, in the terms of awards as it deems appropriate in order to achieve reasonable comparability between the assumed awards and the awards as so adjusted. Furthermore, the Committee may make adjustments in the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Company or any of its affiliates or any of their financial statements, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Plan.

Plan Amendments

      Except to the extent prohibited by applicable law and unless otherwise expressly provided in the Stock Plan, the Board may amend, alter, suspend, discontinue or terminate the Stock Plan at any time without the consent of any stockholder, participant, other holder or beneficiary of an award or other person unless stockholder approval is necessary to comply with, or to obtain exemptive relief under any tax or regulatory requirement that the Board deems desirable to comply with, or obtain exemptive relief under, including for these purposes any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act. The Committee may amend the Stock Plan in such a manner as may be necessary so as to have it conform to local rules and regulations in any jurisdiction outside the United States.

Award Amendments

      The Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter any award previously granted, prospectively or retroactively, without the consent of any relevant participant or holder or beneficiary of an award, provided that such action does not materially impair the rights of any participant or holder or beneficiary of an award without such person’s consent or result in a decrease in the fair market value of an award without such participant’s, holder’s or beneficiary’s consent.

Governing Law

      The Stock Plan is currently governed under the laws of Colorado. If Proposal 9 is adopted and approved, the governing law will be changed to Delaware. The Company is a Delaware corporation and thus believes its stock plan should be governed under Delaware law.

Grants Under the Stock Plan

      No officer or director received a grant under the Stock Plan since January 1, 2002. Information regarding the grants is provided below.

		Underlying		Underlying
		Exercise		Exercise
	Options	Price Per	Other	Price Per
Name and Position	Granted (#)	Share ($)	Awards (#)	Share ($)

All employees as a group	211,674	$9.94	2,820	$0.00

      As of August 18, 2003, 1,100,000 shares of Common Stock were available for issuance of which 1,052,644 Common Stock options have been granted, and 48,356 options remained available for future issuance under the Stock Plan.

New Plan Benefits

      As of August 18, 2003, no stock options or other awards had been granted and no shares of Common Stock had been issued on the basis of the share increase that is the subject of this Proposal. Additionally, because awards under the Stock Plan will be granted at the sole discretion of the compensation committee, no determination can be made at this time as to the persons who will receive awards under the Stock Plan or the amounts of any such awards.

Federal Income Tax Consequences of the Stock Plan

      The following is a general summary of the federal income tax consequences that may apply to recipients of options, stock appreciation rights, restricted stock or other stock awards under the Stock Plan.

Non-Statutory Stock Options

      A participant generally recognizes no taxable income as the result of the grant of a non-statutory stock option (an option which is not intended to meet the requirements of Section 422 of the Internal Revenue Code). Upon exercise of a non-statutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option price and the fair market value of the stock on that date. If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the non-statutory stock option.

Stock Appreciation Rights

      The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the Company. A participant recognizes ordinary income upon the exercise of a stock appreciation right. The Company would generally receive a deduction for amounts it pays in connection with stock appreciation rights.

Restricted Stock

      In general, a participant will not recognize taxable income upon the receipt of restricted stock, because such stock will be subject to restrictions that constitute a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code. Rather, at such time as the restrictions no longer apply, the participant will recognize ordinary income in an amount equal to the fair market value of the stock at that time over the amount, if any, paid for the stock. However, a participant may elect to be taxed currently upon receipt of the stock (without regard to such restrictions) by making an election under Section 83(b) of the Code within 30 days of receipt. In this event, the participant will recognize ordinary income at the time of the receipt of the stock in an amount equal to the excess, if any, of the fair market value of the stock at that time over the amount, if any, paid for the stock. However, if the shares are later forfeited, the participant will not be entitled to any loss (except for any amount actually paid for the stock). Any future appreciation in the stock will be treated as capital gain upon the sale or exchange of the stock. The amount of compensation income to the participant generally is deductible by the Company. Any dividends paid to the participant on restricted stock before the stock is taken into income are ordinary compensation income to the participant and generally are deductible by the Company.

Other Stock-Based Awards

      Upon the payment or settlement of a stock-based award, the participant will generally recognize ordinary income equal to the aggregate value of the payment received, and the Company will generally be entitled to a tax deduction in the same amount.

Vote Required for Approval

      The affirmative vote of a majority of shares present at the Meeting is required to approve the amendment of the Stock Plan. If stockholder approval is not obtained, then the 300,000 share increase to the share reserve under the Stock Plan will not be implemented. The Stock Plan will, however, continue in effect, and option grants and other awards may continue to be made under the Stock Plan until all the shares previously authorized for issuance under the Stock Plan have been issued pursuant to such options and awards.

MEETINGS AND COMMITTEES OF THE BOARD

      The Board met 20 times during 2002. Each director attended 75% or more of the total number of meetings of the Board and committees on which he served that were held during 2002 (or such portion thereof for which he was a director or committee member, as the case may be). The Board has the following standing committees, among others:

      Audit Committee. The Company has established an Audit Committee as defined in section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held 9 meetings during 2002. From January 2002 to June 23, 2003, the Audit Committee was comprised of two members, Ms. Pressler and Mr. James. Following the closing of the stock purchase transaction with Norimet and Norilsk Nickel, the Committee consists of Sheryl K. Pressler (Chairwoman), Craig L. Fuller and Patrick M. James. Since January 1, 2002, the members of the Audit Committee have been “independent,” as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE’s listing standards. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board the engagement of the Company’s independent auditors, reviews with the independent auditors the plans and results of the auditing engagement and considers the independence of the Company’s auditors. The Board has adopted a written charter for the Audit Committee, a copy of which is included as Exhibit D to this proxy statement.

      Nominating and Corporate Governance Committees. Before June 23, 2003, the Board had a Nominating and Corporate Governance Committee, which held 2 meetings during 2002. From January 1, 2002 until June 23, 2003, this committee was comprised of Messrs. Mazurek (Chairman), Gilbert and James. In accordance with the Stockholders Agreement, the Board formed a separate nominating committee on July 23, 2003. The Committee consists of The Honorable Donald W. Riegle, Jr. (Chairman), Joseph P. Mazurek and Jack E. Thompson. The principal responsibilities of the Nominating Committee are to identify and recommend to the Board individuals with the appropriate skills and background to fill vacancies on the Board as they arise. Subject to the Stockholders Agreement, the nominating committee will consider nominees recommended by the Company’s stockholders in accordance with the Company’s by-laws, as described below under “Nomination of Directors For Election at 2004 Annual Meeting.”

      Additionally, the Board formed a separate corporate governance committee on July 23, 2003. The purpose of this committee is to recommend to the Board a set of corporate governance principles for the Company. The members of the corporate governance committee are Joseph P. Mazurek (Chairman), Steven S. Lucas, Sheryl K. Pressler and The Honorable Donald W. Riegle, Jr.

      Compensation Committee. The Compensation Committee held 3 meetings during 2002. From December 2001 until June 23, 2003, the Compensation Committee was comprised of Messrs. Gilbert (Chairman), James and Guzman. Following the closing of the stock purchase transaction with Norimet and Norilsk Nickel, the Committee consists of Craig L. Fuller, Patrick M. James, Steven S. Lucas and Jack E. Thompson. The principal responsibilities of the Compensation Committee are to establish policies and determine matters involving executive compensation, recommend changes in employee benefit programs, approve the grant of stock options and stock awards under the Company’s stock plans and provide assistance to management regarding key personnel selection.

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee was, at any time during 2002, an officer or employee of the Company. No executive officer of the Company has served on the Board or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board.

Director Compensation

      With respect to director compensation before July 23, 2003, each non-employee director received an annual fee of $15,000. In addition, the Company paid each non-employee director $1,000 per meeting of the Board attended. Non-employee members of all committees of the Board (with the exception of the chairman of each standing committee), received fees of $1,000 for each committee meeting attended; however, the chairman of each standing committee of the Board received a fee of $1,500 for each committee meeting attended. All directors were reimbursed for reasonable travel expenses.

      From and after July 23, 2003, each non-employee director will receive a quarterly fee of $10,000. In addition, the Company will pay each non-employee director $2,000 per meeting of the Board attended and $1,000 per telephonic meeting in which he or she participates. Non-employee members of all committees of the Board (with the exception of the chairman of each standing committee), will receive fees of $2,000 for each committee meeting attended; however, the chairman of each standing committee of the Board will receive a fee of $2,500 for each committee meeting attended. All directors will continue to be reimbursed for reasonable travel expenses.

      The 1998 Equity Incentive Plan (the “1998 Plan”) provides that each non-employee director will be granted nonqualified stock options (“NSOs”) to purchase 10,000 shares of Common Stock, vesting in six months, upon his or her initial election to the Board. An additional NSO to purchase 5,000 shares of Common Stock will be granted to each non-employee director on his or her next three reappointments or re-elections, vesting six months after each such grant. The exercise price of options granted to non-employee directors under the 1998 Plan will be the fair market value of one share of Common Stock on the date of grant. A non-employee director may elect not to accept such options.

EXECUTIVE OFFICERS

      Francis R. McAllister (age 61) was appointed Chairman of the Board and Chief Executive Officer of the company effective February 12, 2001. Mr. McAllister was appointed a director of the company on January 9, 2001. Prior to his appointment to the Board, Mr. McAllister was with ASARCO Incorporated from 1966 to 1999, most recently serving as Chairman and Chief Executive Officer in 1999, Chief Operating Officer from 1998 to 1999, Executive Vice President — Copper Operations from 1993 to 1998, Chief Financial Officer from 1982 to 1993 and in various professional and management positions from 1966 to 1982. He currently serves on the board of directors of Cleveland Cliffs, Incorporated, an iron ore mining company. Mr. McAllister received his MBA from New York University, his Bachelor of Science — Finance from the University of Utah, and attended the Advanced Management Program at Harvard Business School.

      Terrell I. Ackerman (age 50) is currently Vice President, Planning and Process Operations. Mr. Ackerman joined the company in March 2000 as Director of Corporate Planning after 2 years as an independent consultant. During 1998 and 1999 Mr. Ackerman conducted feasibility studies, operational and mine planning reviews for various underground operations. Prior to this time, Mr. Ackerman was VP and General Manager of BHP Copper’s San Manuel Operation in Arizona. Mr. Ackerman held increasing roles of accountability for Magma Copper Company starting as an underground engineer in training in 1976. Mr. Ackerman received a Bachelor of Science degree in Mine Engineering from the University of Idaho College of Mines.

      John R. Stark (age 51) was appointed Vice President, Human Resources on September 21, 1999 and was subsequently appointed Secretary and Corporate Counsel on May 29, 2001 and July 17, 2001, respectively. Mr. Stark has a varied background in corporate administrations and human resources. He was previously with Molycorp, Inc. since 1996 as Manager of Sales and Administration; Western Mobile, Inc., an international construction material supplier, from 1992 to 1996; and with AMAX Inc. for 13 years until 1992. Mr. Stark received his Juris Doctor degree from the University of Denver School of Law and holds a Bachelor of Arts degree in economics from the University of Montana.

      Stephen A. Lang (age 47) was appointed as the Company’s Executive Vice President and Chief Operating Officer on September      , 2003. Mr. Lang was employed with Barrick Gold Corporation from 2001 to 2003 as Vice President and General Manager of Barrick Gold’s Goldstrike/ Meikle operation. Prior to joining Barrick Gold, Mr. Lang served as Vice President of Engineering and Project Development of Rio Algom, Limited in Santiago, Chile from 1999 to 2001. From 1996 to 1999, Mr. Lang served as Vice President and General Manager of Kinross Gold Corporation/ Amax Gold Corporation’s Fort Knox Mine in Fairbanks, Alaska. From 1981 to 1996, he held various positions with Santa Fe Pacific Gold Minerals Corporation, including General Manager of the Twin Creeks Mine in Golconda, Nevada. Mr. Lang earned a Bachelor of Science in Mining Engineering from the University of Missouri-Rolla and a Master Degree in Mining Engineering from the University of Missouri-Rolla.

      James A. Sabala (age 49) was the Company’s Vice President and Chief Financial Officer from April 1, 1998 until his resignation, effective January 24, 2003. Prior to joining the Company, Mr. Sabala was with Coeur d’Alene Mines Corporation from 1981 to 1998, as Senior Vice President and Chief Financial Officer from 1989 to 1998. Prior to 1989, Mr. Sabala was with Price Waterhouse & Co. as a Certified Public Accountant. He received a Bachelor of Science in Business, summa cum laude, with a major in accounting from the University of Idaho.

      Robert M. Taylor (age 52) was the Company’s Vice President, Mine Operations from May 2000 until his resignation, effective July 27, 2003. Prior to joining the Company, Mr. Taylor spent 6 years at MRDI, a division of AGRA-Simons Ltd. From 1994 to 2000, as Vice President, Mr. Taylor conducted feasibility studies, operational and planning reviews and mine planning, and from 1994 through 1996, Mr. Taylor was assigned to Zambia Consolidated Copper Mines Ltd. as Mine Manager of the Baluba Flat Mine. From 1991

to 1994, Mr. Taylor was an independent consultant, managing project evaluations and due diligence reviews. Mr. Taylor was employed by Freeport Indonesia in various engineering and superintendent roles at the Grasberg copper mine in Indonesia from 1986 through 1991. Mr. Taylor’s past positions included chief engineer at Federal American Partners, senior production engineer at United Nuclear Corp. and shift boss and associate engineer at AMAX Inc.’s molybdenum mines. Mr. Taylor received a Bachelor of Science degree in Mine Engineering from the Colorado School of Mines.

EXECUTIVE COMPENSATION AND OTHER COMPENSATION INFORMATION

Summary Compensation Table

      The following table sets forth the compensation paid to the Company’s Chief Executive Officer and other executive officers for the years 2000 through 2002.

					Securities
				Other Annual	Underlying		All Other
		Salary	Bonus	Compensation	Options	Restricted	Compensation
Name and Principal Position	Year	$	$	$(1)	#	Stock	$(2)(3)

Francis R. McAllister(4)	2002	500,000			156,250	26,042	14,886
Chairman and Chief	2001	464,065			85,000	11,823	10,827
Executive Officer
James A. Sabala(5)	2002	245,000		7,568	12,500		12,314
Vice President and Chief	2001	200,446		98,153	15,000	3,802	10,884
Financial Officer	2000	182,000	59,105		17,000		10,109
John R. Stark	2002	207,500		11,609	28,333	5,313	12,507
Vice President, Human Resources	2001	170,002		60,026	10,000	2,396	10,200
Secretary and Corporate Counsel	2000	137,701	44,491	26,092	2,250		7,250
Robert M. Taylor(6)	2002	185,000			30,833	5,781	12,766
Vice President, Mine Operations	2001	185,654			10,000	2,604	10,884
	2000	99,999	27,075	4,992	15,000		3,081
Terrell I. Ackerman(7)	2002	157,627			10,563	3,521	9,044
Vice President,	2001	135,200	37,079	52,950		1,615	8,587
Processing Operations	2000	106,917		8,521	8,000		3,209

(1)	Amounts include reimbursement in 2001 for relocation expenses of: $98,153 and $7,568 for Mr. Sabala in 2001 and 2002; $4,922 for Mr. Taylor in 2000; $26,092, $60,026 and $11,609 for Mr. Stark in 2000, 2001 and 2002; and $8,521 and $52,950 for Mr. Ackerman in 2000 and 2001.

(2)	Amounts include life insurance premium payments during 2002 for Messrs. McAllister, Sabala, Stark, Taylor, and Ackerman.

(3)	Amounts include 401(k) matching contributions made by the Company during 2002 for Messrs. McAllister, Sabala, Stark, Taylor and Ackerman.

(4)	Mr. McAllister was appointed as an executive officer on February 12, 2001. 2001 compensation amounts represent compensation for February 12 to December 31, 2001. See “Employment Agreements.” Includes options to acquire 10,000 shares received upon Mr. McAllister’s appointment as a non-employee director, before he was appointed an executive officer of the Company.

(5)	Mr. Sabala was the company’s Vice President and Chief Financial Officer until his resignation, effective January 24, 2003.

(6)	Mr. Taylor was appointed as an executive officer on May 9, 2000. 2000 amounts represent compensation for May 9 through December 31, 2000. Mr. Taylor resigned from the Company effective July 27, 2003.

(7)	Mr. Ackerman was appointed as an executive officer on May 8, 2002. 2002 compensation includes $112,560 salary and 3,521 restricted stock shares received as an executive officer. See “Employment Agreements.”

      In January 2003, there were yearly regular bonus payments of $180,000 to employees of the Company. No officers of the Company received such bonuses. Under the Stock Purchase Agreement with Norimet and

Norilsk Nickel, the Company was permitted to grant up to an aggregate of $2 million for officers and employees in connection with their 2002 performance and/or their efforts in furtherance of the Norilsk Nickel transaction. On June 16, 2003, the Board approved an aggregate of $675,000 in bonuses in connection with 2002 performance and the Norilsk Nickel transaction. Such bonuses were payable on June 23, 2003, the closing date for the transaction. Such bonuses included bonuses of $250,000, $150,000, $25,000 (subject to certain conditions) and $75,000 to Messrs. McAllister, Stark, Taylor and Ackerman, respectively.

Employment Agreements

      The Company has employment agreements with Messrs. McAllister, Stark and Ackerman. The Company also had employment agreements with Mr. Sabala and Taylor. The closing of the Norilsk Nickel transaction on June 23, 2003 constitutes a change in control under all such agreements, other than Mr. Sabala’s (because Mr. Sabala resigned prior to the closing of the transaction). As described below, such executives may be entitled to certain benefits if they are terminated without cause or resign for good reason.

      Francis R. McAllister. The Company entered into an employment agreement with Mr. McAllister which became effective on February 12, 2001 and was amended on July 17, 2001. The agreement has an initial term ending February 11, 2004, which term is continued for subsequent one-year periods unless terminated, provided that following a change of control, the term will continue for no less than 24 additional months. It is terminable by the Company or Mr. McAllister at any time upon written notice. Mr. McAllister’s agreement provides for, among other things:

•	an annual base salary of $500,000;

•	a performance-based cash bonus to be determined by the Board, with a target of 50% of base salary, a maximum of which is 100% of base salary and with no guaranteed minimum payment; and

•	the grant of an option to purchase 75,000 shares of Common Stock, of which 25,000 shares become exercisable on each of February 12, 2002, 2003 and 2004.

      If Mr. McAllister is terminated by the Company without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control (as defined in the agreement), he is entitled upon signing a release of claims against the Company, to the following:

•	a pro rata portion of the target bonus for the year in which his termination occurs;

•	an amount equal to two times the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months from the date of termination;

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months or until he receives similar coverage from a subsequent employer; and

•	accelerated vesting of any unvested stock options.

      If the Company terminates Mr. McAllister without cause or if he resigns voluntarily for good reason, within two years following a change of control, then in lieu of the payments and benefits described above, Mr. McAllister will be entitled to the following:

•	a lump sum cash payment in an amount equal to three times his annual base salary and three times the higher of (x) his target bonus or (y) his annual bonus paid or payable for the most recently completed calendar year during his employment;

•	continued participation in the Company’s benefit plans and policies for a period of three years or less if he receives similar benefits from subsequent employment; and

•	full vesting of options, with the options remaining exercisable for a period of ten years from the grant date.

      Mr. McAllister will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant, a one-year covenant not to compete and not to solicit employees of the Company, an agreement by the Company to indemnify Mr. McAllister, as permitted by law, against any claim resulting from the performance of his duties as an officer or director of the Company, and an agreement by the Company to use commercially reasonable efforts to obtain and maintain customary directors’ and officers’ liability insurance covering Mr. McAllister.

      John R. Stark. Mr. Stark’s employment agreement became effective on July 17, 2001 and had an initial term ending on December 31, 2001. An Addendum to Employment Agreement was made November 18, 2002, increasing his base salary from $170,000 to $220,000. The agreement is to be continued from year to year unless altered or terminated; provided that, following a change of control (as defined in the agreement), the term will continue for no less than 24 additional months. The agreement provides for:

•	an initial base salary of $220,000;

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary; and

      If the Company terminates Mr. Stark’s employment without cause (as defined in the agreement) or if he resigns voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control, Mr. Stark will be entitled to:

•	an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 12 months from the date of termination; and

      If the Company terminates Mr. Stark’s employment without cause, or if Mr. Stark resigns voluntarily for good reason, within two years of the change of control, Mr. Stark will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher and (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage for subsequent employment.

      Mr. Stark will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

      Terrell I. Ackerman. Mr. Ackerman’s agreement became effective on May 8, 2002 and had an initial term ending on December 31, 2002. The term is to be continued from year to year unless altered or terminated; provided that, following a change of control, the terms will continue for no less than 24 additional months. The agreement entitles Mr. Ackerman to receive:

•	an initial base salary of $170,000; and

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary.

      If the Company terminates Mr. Ackerman’s employment without cause or if Mr. Ackerman resigns voluntarily for good reason, at any time other than within two years following a change of control, Mr. Ackerman is entitled to:

•	an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination. This amount will be paid in equal installments over 12 months from the date of termination.

      If the Company terminates Mr. Ackerman’s employment without cause, or if Mr. Ackerman resigns for good reason, within two years of the change of control, he will be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher, plus (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage from a subsequent employer.

      Mr. Ackerman will be entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

      [Stephen A. Lang. Mr. Lang became the Company’s Executive Vice President and Chief Operating Officer, effective September      , 2003. The Company plans to negotiate an employment agreement with Mr. Lang as soon as practicable.]

      James A. Sabala. Mr. Sabala was the Company’s Vice President and Chief Financial Officer until his resignation, effective January 24, 2003, at which date his employment agreement was terminated. Prior to his resignation, Mr. Sabala’s employment agreement became effective on July 17, 2001 and had an initial term ending on December 31, 2001. An Addendum to the Employment Agreement was made November 18, 2002, which increased his base salary from $200,000 to $260,000. The agreement was to be continued from year to year unless altered or terminated; provided that, following a change of control (as defined in the agreement), the term will continue for no less than 24 additional months. The agreement, as amended, provided for:

•	an initial base salary of $260,000;

•	a performance-based cash bonus to be determined by the Board, with a target of 35% of base salary and a cap of 70% of base salary; and

•	a relocation reimbursement of $98,152.

      If the Company terminated Mr. Sabala’s employment without cause (as defined in the agreement) or if he had resigned voluntarily for good reason (as defined in the agreement), at any time other than within two years following a change of control, Mr. Sabala would have been entitled to:

•	a pro rata portion of the target bonus for the year in which his termination occurred;

•	an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination, which amount will be paid in equal installments over 24 months from the date of termination; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months or until he receives similar coverage from a subsequent employer.

      If the Company had terminated Mr. Sabala’s employment without cause, or if Mr. Sabala resigned for good reason, within two years of the change of control, Mr. Sabala would have been entitled to:

•	a lump sum payment equal to two times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher and (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 24 months or until he receives similar coverage for subsequent employment.

      Mr. Sabala would have been entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) was at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete, which survive until January 24, 2004. Mr. Sabala received his base salary for 2002, but did not receive any other benefits pursuant to his employment agreement, due to his voluntary resignation.

      Robert M. Taylor. Mr. Taylor’s agreement became effective on July 17, 2001 and had an initial term ending on December 31, 2001. Mr. Taylor resigned, effective July 27, 2003. The term was to be continued from year to year unless altered or terminated; provided that, following a change of control, the term would continue for no less than 24 additional months. The agreement entitled Mr. Taylor to receive:

•	an initial base salary of $185,000; and

•	a performance-based cash bonus to be determined by the Board, with a target of 30% of base salary and a cap of 60% of base salary.

      If the Company terminated Mr. Taylor’s employment without cause or if he resigned voluntarily for good reason, at any time other than within two years following a change of control, he would be entitled to:

•	an amount equal to the sum of his annual base salary and target annual bonus, each as in effect as of the date of his termination. This amount will be paid in equal installments over 12 months from the date of termination.

      If the Company terminated Mr. Taylor’s employment without cause, or if Mr. Taylor resigned for good reason, within two years of the change of control, he would be entitled to:

•	a lump sum payment equal to 1.5 times the sum of (x) his annual base salary at a rate in effect immediately prior to the change of control or on the date of termination, whichever is higher, plus (y) his target bonus in effect immediately prior to the change of control or on the termination date, whichever is higher; and

•	continued participation in the Company’s employee benefit plans and policies for a period of 18 months or until he receives similar coverage from a subsequent employer.

      Mr. Taylor was entitled to receive a tax gross-up payment to fully offset the effect of any excise tax imposed under Section 4999 of the Code if his after-tax benefit (assuming he received such payment) is at least $20,000 greater than the after-tax benefit he would have received if he did not receive the tax gross-up payment. The employment agreement also contains a customary nondisclosure covenant and a one-year covenant not to compete.

      On July 2, 2003, the Company entered into a letter agreement with Mr. Taylor, which provides that Mr. Taylor’s employment with the Company terminated effective July 27, 2003. The Company agreed to pay Mr. Taylor a lump sum of $360,750, equal to 150% of his annual salary and bonus, and additional lump sum amounts of $5,960 and $19,168 equal to the Company’s cost for an 18 month period after such termination date of providing Mr. Taylor with Company sponsored benefits and Company’s match for the 401(k) plan, respectively. Mr. Taylor’s options will remain exercisable until the first anniversary of such date. The agreement includes a confidentiality provision and a 1 year non-compete provision.

      Stephen V. Kearney. On December 31, 2001, the Company retained Mr. Kearney, then a member of its Board, as an advisor of the Company to provide operational oversight and to assist the Company in its efforts to increase productivity and reduce operating costs and capital. The Company agreed to pay Mr. Kearney’s moving and living expenses and reimburse him for meals. The Company’s arrangement with Mr. Kearney provided for:

•	an annual retainer of $150,000 payable in 12 monthly installments;

•	a performance-based cash bonus to be determined by the Board, with a target of 40% of the retainer and a cap of 80% of the retainer; and

•	options to purchase 40,000 shares of Common Stock.

      Mr. Kearney agreed to a customary nondisclosure covenant effective during his term and for 12 months after termination of the agreement. The Company also provided Mr. Kearney with customary directors’ and officers’ liability insurance. Mr. Kearney’s arrangement was terminated on December 31, 2002. Mr. Kearney resigned as a director, effective June 23, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own 10% or more of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of the Section 16(a) reports and written representations the Company has received, the Company believes that during 2002, all of its directors, executive officers and 10% stockholders had timely filed all required reports.

Option Grants in Last Fiscal Year

      The following table contains information concerning the grant of stock options to the Company’s Chief Executive Officer and other executive officers during 2002. The Company has not granted any stock appreciation rights.

					Potential Realized
	Number of				Value at Assumed Annual
	Securities	% of Total			Rates of Stock Price
	Underlying	Options			Appreciation for
	Options	Granted to	Exercise		Option Term(3)
	Granted	Employees in	Price	Expiration
Name	(#)(1)	Fiscal Year	($/Sh)(2)	Date	5%	10%

Francis R. McAllister	156,250	26.12%	19.20	1/2/2012	1,886,684	4,781,227
James A. Sabala(4)	37,500	6.27%	19.20	1/2/2012	73,800	151,200
John R. Stark	28,333	4.74%	19.20	1/2/2012	342,115	866,986
Robert M. Taylor(5)	30,833	5.15%	19.20	1/2/2012	372,302	943,485
Terrell I. Ackerman	10,563	1.77%	19.20	1/2/2012	127,546	323,226

(1)	The officers’ and directors’ options vested and became exercisable at the Closing.

(2)	The exercise price for each grant is equal to 100% of the fair market value of a share of Common Stock on the date of grant.

(3)	Assumed values result from the indicated prescribed rates of stock price appreciation through the expiration date. The actual value of these option grants is dependent on the future performance of the Common Stock.

(4)	Mr. Sabala was the Company’s Vice President and Chief Financial Officer until his resignation, effective January 24, 2003. Includes 25,000 stock options that expired upon Mr. Sabala’s resignation.

(5)	Mr. Taylor resigned from the Company effective July 27, 2003.

      In connection with the closing of the Norilsk Nickel transaction, the following five persons were elected to the Board on June 23, 2003: Craig L. Fuller, Steven S. Lucas, The Honorable Donald W. Riegle, Jr., Todd D. Schafer and Jack E. Thompson. Under the Company’s 1998 Equity Incentive Plan, each new director is entitled to receive 10,000 options, vesting in 6 months, to acquire shares of Common Stock upon his or her initial election to the Board. The Company granted these options on July 31, 2003. Such grant is retroactively effective as of June 23, 2003 and such options will vest on December 23, 2003.

      All of the Company’s previously unvested options held by directors and officers, including options to acquire 182,322 shares of Common Stock held by the Company’s directors and executive officers, and which would have otherwise vested by January 2005, vested at the closing. All of these options have exercise prices which are substantially higher than the $4.67 closing price of the Common Stock on June 23, 2003. In addition, all of the restricted shares of Common Stock, including 40,657 shares held by the Company’s executive officers, which would have otherwise vested on January 2, 2005, vested at the closing. Based on the $4.67 closing price of the shares on the NYSE on the closing date, June 23, 2003, the aggregate value of the restricted shares which vested was $121,616, $24,811, $16,433 and $26,997 for Messrs. McAllister, Stark, Ackerman and Taylor, respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

      The following table sets forth information with respect to the Named Executive Officers concerning options exercised during 2002, the value realized upon exercise and the number and value of unexercised options held as of December 31, 2002. The Company has not granted any stock appreciation rights.

	Shares		Number of Securities Underlying		Value of Unexercised In-the-
	Acquired on	Value	Unexercised Options at 12/31/02		Money Options at 12/31/02
	Exercise	Realized
Name	(#)	($)	Exercisable(1)	Unexercisable(1)	Exercisable(1)	Unexercisable(1)

Francis R McAllister	0	$0.00	35,000	206,250	$0.00	$0.00
James A. Sabala(2)	0	$0.00	106,333	53,167	$0.00	$0.00
John R. Stark	0	$0.00	14,833	35,750	$0.00	$0.00
Robert M. Taylor(3)	0	$0.00	13,333	42,500	$0.00	$0.00
Terrell I. Ackerman	0	$0.00	9,332	19,231	$0.00	$0.00

(1)	Amounts shown in this column represent the market value of the underlying Common Stock at December 31, 2002 of $5.35 per share less the exercise price. The actual value, if any, that an executive officer may realize will depend upon the amount by which the market price of the Common Stock exceeds the exercise price when the options are exercised.

(2)	Mr. Sabala was the Company’s Vice President and Chief Financial Officer until his resignation, effective January 24, 2003. Includes 30,000 stock options that expired and 8,333 shares of restricted stock that were cancelled upon Mr. Sabala’s resignation.

(3)	Mr. Taylor resigned from the Company, effective July 27, 2003.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

      Policy. The Compensation Committee of the Board is responsible for establishing and administering the Company’s compensation policies and plans for the Chief Executive Officer and the other executive officers of the Company (collectively, the “executive officers”), and for making recommendations to the full Board with respect to executive compensation matters. The objectives of the compensation plan are to ensure the Company is able to attract and retain the highest caliber executives and promote the alignment of management’s interests with those of the stockholders, while also ensuring that corporate and individual performance parameters represent a significant component of the total compensation package. The Compensation Committee in terms of both corporate and individual contributions to the Company gauges perform-

ance. These include safety, net earnings to common stockholders, metal production volumes and costs, successful implementation of risk mitigation and management programs, environmental stewardship, progress in the expansion program and other factors.

      The Compensation Committee’s policy is to construct a compensation package that works to the benefit of stockholders and management through balancing both short and long-term components of the compensation plan. The Compensation Committee believes that through a properly balanced plan, management can be motivated to continually outperform the Company’s operating plan and their “comparator” group, without sacrificing long-term performance and growth. The compensation plan adopted by the Board integrates a combination of base salary and annual quantitative performance incentives with additional discretionary awards, plus restricted stock and option grants.

      Basis of Compensation. The Compensation Committee is responsible for retaining and using outside independent compensation consultants and uses various mining industry compensation surveys in its establishment of and amendments to executive compensation plans. The Compensation Committee’s policy is to align executive officers’ base salaries at the approximate median for the Company’s primary comparator group, comprised of certain mining, metal/chemical processing and environmental product companies.

      Base Salary. Base salaries for new executive officers are determined by individual experience and planned responsibilities within the Company and are set in relation to a comparator group median. Base salary adjustments are made annually based on merit and when substantive changes occur in the responsibilities of an executive officer. Base salaries are generally reviewed in January of each year.

      Short-term Incentive Compensation. Executives may be eligible for participation in the annual incentive plan at the discretion of the Compensation Committee. Annual incentives are based upon a quantitative formula, although the Compensation Committee maintains the right to recommend increases or decreases in these amounts. Executive officers’ annual incentives have targets and maximum caps as a percentage of the annual base salary. Maximum caps are twice the target values. During 2002, targets included both safety and financial targets. Annual target incentive opportunities are set each year relative to the annual business plan and a comparator group median and vary with each executive officer’s position within the Company.

      Long-term Incentive Compensation. The Company may provide additional incentive through discretionary grants of stock options or restricted stock under the Company’s stock incentive plans. The purpose of the stock option grant is to reward and provide incentives for executive officers, employees, non-employee directors and consultants of the Company. Such stock options are the dominant component of long-term remuneration within the total compensation package. Stock options granted to executive officers generally have a term of ten years, and vest in equal installments over three years. Stock options are granted at an exercise price equal to the market price of the stock on the date of grant. In 2001, the Company granted restricted shares to provide motivation to achieve 2002 quarterly goals. The restrictions are scheduled to lapse in 2005, but restrictions on portions of these grants could have lapsed at the end of each quarter of 2002 if certain performance targets were met in each quarter. The targets were not achieved. The restrictions lapsed in connection with the closing of the Norilsk Nickel transaction.

      Chairman and Chief Executive Officer’s 2002 Compensation. Mr. McAllister’s base salary of $500,000 during 2002 was positioned at approximately the median level of the comparator group. An annual incentive payout was not earned for 2002. In 2002, Mr. McAllister received awards of 11,823 shares of restricted stock and 156,250 stock options for 2001 performance. Additionally, he received an award of 26,042 restricted shares as incentive compensation.

      Section 162(m). Under Section 162(m) of the Code, federal income tax deductions of publicly traded companies may be limited to the extent total compensation (including base salary, annual incentive, restricted stock awards, stock options exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Any gain realized by an executive officer upon the exercise of a stock option granted under the 1998 Plan should be exempt from such limit. The Compensation Committee considers it highly unlikely that the total compensation paid to any employee under the Company’s other compensation vehicles would exceed $1 million in any one year in the near future. In making future compensation decisions, the Compensation Committee will take into account the cost to the Company of exceeding the deduction limit of Section 162(m).

Craig L. Fuller, Chairman
Patrick M. James
Steven S. Lucas
Jack E. Thompson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Except as provided under the headings “Norilsk Nickel Transaction”, “Executive Compensation and Other Information — Employment Agreements” and in Exhibits 10.31 and 10.34 to the Company’s 2002 Annual Report on Form 10-K, since January 1, 2002 there has not been at any time any relationship or related transaction which the Company would be required to disclose under Item 404 of Regulation S-K. Except as described below, no such relationship or related transaction is proposed as of the date hereof.

      Under the Stock Purchase Agreement, the Company, Norimet and Norilsk Nickel are required to negotiate in good faith to enter into a platinum group metals agreement, under which the Company intends to annually purchase at least one million (1,000,000) ounces of palladium from Norimet (or an affiliate thereof), and may also purchase other platinum group metals. This agreement is subject to negotiation, and the Company cannot guarantee that the parties will be able to agree upon its terms. The agreement is subject to approval by the Public Directors before it is signed. This agreement, if executed, will constitute a related transaction which the Company would be required to disclose under Item 404 of Regulation S-K.

      Under the Stockholders Agreement, without the prior approval of a majority of the Public Directors, the Company may not enter into any agreement or transaction with Norimet, Norilsk Nickel or any of their affiliates or which otherwise benefits Norilsk Nickel, Norimet or their affiliates in an advantageous manner over the interests of other stockholders. Norimet, Norilsk Nickel and their affiliates also may not acquire additional shares of the Company, subject to certain exceptions. Norimet, Norilsk Nickel and their affiliates may not make an offer to acquire all or part of the Company’s shares without the prior written consent of a majority of the Public Directors. Other than transfers to an affiliate under certain conditions, Norimet is also restricted from transferring its shares without the prior written consent of a majority of the Public Directors if the transfer will result in any person beneficially owning 5% or more of the Company’s voting shares. After the third anniversary of the Stockholders Agreement, these transfers will be permitted if certain conditions are met.

OTHER INFORMATION

Performance Graph

      The following graph compares the yearly percentage change in the Company’s cumulative total stockholder return on Common Stock, with the cumulative total return on the following indices, assuming an initial investment of $100 on December 31, 1997 and the reinvestment of all dividends: (i) the S&P 500, (ii) the NYSE Composite, (iii) the Russell 2000 and (iv) Peer Group. The performance shown is not necessarily indicative of future performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG STILLWATER MINING COMPANY, THE S & P 500 INDEX,
THE NYSE COMPOSITE INDEX, THE RUSSELL 2000 INDEX
AND A PEER GROUP

*	$100 invested on December 31, 1997 in stock or index including reinvestment of dividends. Fiscal year ended December 31.

Cumulative Total Return

	12/97	12/98	12/99	12/00	12/01	12/02

Stillwater Mining Company	100	237.04	283.33	349.78	164.44	47.56
S & P 500	100	128.58	155.64	141.46	124.65	97.10
NYSE Composite	100	116.55	127.21	128.50	115.38	92.50
Russell 2000	100	97.45	118.17	114.60	117.45	93.39
Peer Group*	100	116.19	214.72	317.66	272.95	415.18

*	According to the new classification by Standard and Poor’s (S&P) the only comparable industry index that Stillwater Mining Company would fall into is the S&P SmallCap Precious Metals & Minerals Index which contains only Stillwater Mining Company. For this reason, the Company has decided to transition to a custom peer group index designed by the Company. The custom peer group includes Stillwater Mining Company, North American Palladium Ltd., Aquarius Platinum Limited, Anglo American Platinum Corporation Limited, Impala Platinum Holdings Limited, and Lonmin PLC.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, neither the preceding stock performance graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

      The Company’s Audit Committee is comprised of three independent members. Each member is able to read and understand fundamental financial statements and at least one such member has past employment experience in finance or accounting or other comparable experience. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements, recommends to the Board of Directors the engagement of the Company’s independent accountants, reviews with the independent accountants the plans and results of the auditing engagement and considers the independence of the Company’s auditors.

      The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are put in place in order to deter fraud, anticipate financial risks and promote accurate, high quality and timely disclosure of financial and other material information to the public markets, the Board and the stockholders. The Audit Committee also reviews and recommends to the Board the approval of the annual financial statements and provides a forum, independent of management, where the Company’s auditors can communicate any issues of concern.

      The independent members of the Audit Committee believe that the present composition of the Committee accomplishes all of the necessary goals and functions of an audit committee as recommended by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees and adopted by the U.S. stock exchanges and the Securities & Exchange Commission. In accordance with the promulgated new rules regarding audit committees, the Audit Committee has adopted a formal, written charter approved by the full Board of Directors of the Company. The charter specifies the scope of the Audit Committee’s responsibilities and how it should carry out those responsibilities. The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2002, with the Company’s management. The Audit Committee has discussed with KPMG LLP, the Company’s independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended by SAS No. 90 (Audit Committee Communications). The Audit Committee has also received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), has considered whether the provision of non-audit services provided by KPMG LLP to the Company is compatible with maintaining KPMG LLP’s independence and has discussed the independence of KPMG LLP with that firm.

      In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the committee set forth in its charter, based on the review of the Company’s financial statements, accounting system and its accounting policies and procedures and discussions with the Company’s auditors for the fiscal year ended December 31, 2002, the Audit Committee recommended to the Board of Directors that the consolidated financial statements for the fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K.

Sheryl K. Pressler, Chairperson Richard E. Gilbert[1] Patrick M. James

      1 Mr. Gilbert resigned from the Board on June 23, 2003, in connection with the closing of the Norilsk Nickel transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

      The following table includes information available to the Company as of [August 4, 2003] concerning the beneficial ownership of Common Stock by: (i) stockholders known to the Company to beneficially own more than 5% of the Common Stock; (ii) each person that in the past fiscal year was a director or executive officer of the Company; and (iii) all directors and executive officers of the Company as a group. Craig L. Fuller, Steven S. Lucas, The Honorable Donald W. Riegle, Jr., Todd D. Schafer and Jack E. Thompson, directors of the Company and nominees for re-election, [and Stephen A. Lang, Executive Vice President and Chief Operating Officer,] did not beneficially own any shares of Common Stock as of such date. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

			Percent of
Name of Beneficial Owner	Amount		Class

MMC Norilsk Nickel(1)	[45,463,222	]	[50.7]%
Terrell Ackerman(2)	32,423		*
Richard E. Gilbert(3)	41,000		*
Apolinar Guzman(4)	30,000		*
Patrick M. James(5)	20,000		*
Stephen V. Kearney(6)	55,000		*
Joseph P. Mazurek(7)	15,000		*
Francis R. McAllister(8)	296,375		*
Sheryl K. Pressler(9)	10,000		*
James A. Sabala(10)	133,302		*
John R. Stark(11)	62,557		*
Robert M. Taylor(12)	67,613		*
All directors and executive officers as a group (16 persons) (2)-(12)	763,270		*

*	Indicates ownership of less than 1%.

(1)	Information is based on the Schedule 13D/ A filed by Norilsk Nickel with the SEC on July 7, 2003 by Norimet, NN Metal Holdings SA, Norilsk Holding SA, Norilsk Nickel, Vladimir O. Potanin and Mikhail D. Prokhorov. The shares set forth are held directly by Norimet. Each of such other persons and entities, through its ownership and/or control of Norimet, may be deemed to be the beneficial owner of the shares. The address of Norilsk Nickel is Usadba Center, 22, Voznesensky per., Moscow, Russia 103009.

(2)	Includes 25,896 shares issuable upon exercise of vested options and 2,391 shares in his 401(k) plan.

(3)	Mr. Gilbert resigned from the Board on June 23, 2003, in connection with the closing of the Norilsk Nickel transaction. Includes 30,000 shares issuable upon exercise of vested options. (Exceeds 25,000 share limitation under the 1998 Equity Incentive plan due to the 1998 stock split.)

(4)	Mr. Guzman resigned from the Board on June 23, 2003, in connection with the closing of the Norilsk Nickel transaction. Includes 30,000 shares issuable upon exercise of vested options. (Exceeds 25,000 share limitation under the 1998 Equity Incentive plan due to the 1998 stock split.)

(5)	Includes 20,000 shares issuable upon exercise of vested options.

(6)	Mr. Kearney resigned as a director of the Company, effective June 23, 2003, in connection with the closing of the Norilsk Nickel transaction. Includes 55,000 shares issuable upon exercise of vested options.

(7)	Includes 15,000 shares issuable upon exercise of vested options.

(8)	Includes 241,250 shares issuable upon exercise of vested options and 7,160 shares in his 401(k) plan.

(9)	Includes 10,000 shares issuable upon exercise of vested options.

(10)	Mr. Sabala was the Company’s Vice President and Chief Financial Officer until his resignation, effective January 24, 2003. Includes 129,500 shares issuable upon the exercise of vested options.

(11)	Includes 50,583 shares issuable upon exercise of vested options and 4,265 shares in his 401(k) plan.

(12)	Mr. Taylor resigned from the Company effective July 27, 2003. Includes 55,833 shares issuable upon exercise of vested options and 3,395 shares in his 401(k) plan.

PROPOSAL 10:

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Unless otherwise directed by the stockholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of KPMG LLP as the Company’s independent accountants for the year ended December 31, 2003. A representative of KPMG LLP is expected to be present at the meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

      The ratification of the appointment of KPMG LLP is being submitted to the stockholders because the Board believes this to be a good corporate practice. Should the stockholders fail to ratify this appointment, the Board will review the matter.

      The affirmative vote of a majority of shares present is required for approval of Proposal 10.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF PROPOSAL 10.

      Audit and Non-Audit Fees. The following table presents fees for professional attestation services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements and reviews of the quarterly consolidated financial statements for the years ended December 31, 2001 and December 31, 2002, and all other fees billed for other professional services rendered by KPMG LLP.

	2002	2001

Audit Fees	$261,781	$166,886
Audit-Related Fees	$154,456	$65,576
Tax Fees	$129,377	$34,838
All Other Fees	$0	$0

      Audit related fees principally consist of fees in connection with the audits of financial statements of employee benefit plans and review of registration statements and issuance of consents. Other non-audit services consist of fees in connection with tax research and compliance services. There were no professional services rendered by KPMG LLP relating to financial information systems design and implementation.

      The Audit Committee of the Board considered all of the fees mentioned above and determined that such fees are compatible with maintaining KPMG LLP’s independence.

STOCKHOLDER PROPOSALS

      The rules of the Securities and Exchange Commission permit stockholders of a company to present proposals for stockholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company’s annual meeting of stockholders following the end of fiscal 2003 is expected to be held on or before                     , 2004, and proxy materials in connection with that meeting are expected to be mailed on or before                     , 2004. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before                     , 2004. The Stockholders Agreement and the proposed by-laws to be adopted at this meeting also include procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors. See Proposals 6 and 7 above.

NOMINATION OF DIRECTORS FOR ELECTION AT 2004 ANNUAL MEETING

      Nominations of persons for election as directors may be made at a meeting of stockholders (i) by or at the direction of the Board, (ii) by any nominating committee or persons appointed by the Board or (iii) by any stockholder of the Company entitled to vote for the election of directors if the stockholder gives timely notice (the “Stockholder Notice”). The Stockholder Notice will be timely if delivered to or mailed and received at the principal executive office of the Company not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such notice of the meeting date was mailed or such public disclosure was made, whichever occurs first. The Stockholder Notice must be addressed to the secretary of the Company and must set forth the name, age, business address and residence address of each person whom the stockholder proposes to nominate for election or re-election as a director, the proposed nominee’s principal occupation or employment, the class and number of shares of capital stock of the Company that are beneficially owned by the proposed nominee and other information required to be disclosed by the Exchange Act. The Stockholder Notice must also set forth the name and record address of the stockholder giving the notice and the class and number of shares of capital stock of the Company that are beneficially owned by such stockholder.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      Some statements contained in this proxy statement are forward-looking and, therefore, involve uncertainties or risks that could cause actual results to differ materially from projected results. These and other factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K. The Company disclaims any obligation to update forward-looking statements.

GENERAL

      The Board knows of no matters other than the foregoing to be brought before the meeting. The enclosed proxy, however, gives discretionary authority in the event that any additional matters should be presented.

      The Company’s 2002 Annual Report to Stockholders was mailed to all persons who were stockholders of record as of March 28, 2003. If you were not a stockholder of record on this date, but are a stockholder of record on the Record Date, such Annual Report was mailed to you on approximately                     , 2003.

By Order of the Board,

John R. Stark
Corporate Secretary

EXHIBIT A

FORM OF PROPOSED RESTATED

CERTIFICATE OF INCORPORATION
OF
STILLWATER MINING COMPANY

      The undersigned,                     , certifies that he is the                     of Stillwater Mining Company, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

1. The name of the Corporation is Stillwater Mining Company.

2. The name under which the Corporation was originally incorporated was Stillwater Mining Company and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 2, 1992.

3. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

4. The text of the Restated Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

ARTICLE 1

      The name of the Corporation is Stillwater Mining Company.

ARTICLE 2

      The address of the Corporation’s registered office in the County of New Castle, State of Delaware is The Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE 3

      The nature of the business of the Corporation and the purposes for which it is organized is to engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

ARTICLE 4

      The authorized capital stock of the Corporation shall consist of Two Hundred Million (200,000,000) shares of Common Stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share.

ARTICLE 5

BOARD OF DIRECTORS

      SECTION 5.1     Number. The number of directors constituting the entire Board of Directors shall be set forth in accordance with the bylaws of the Corporation; provided, however, that the number of directors shall be no less than seven and no more than ten.

A-1

      SECTION 5.2     Election of Directors. Directors need not be elected by written ballot, unless the bylaws so require.

ARTICLE 6

      Subject to the limitations contained in the bylaws, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the bylaws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, amend, or repeal bylaws.

ARTICLE 7

      Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.

ARTICLE 8

      No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except as to liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for violations of Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended General Corporation Law of the State of Delaware.

A-2

EXHIBIT B

FORM OF PROPOSED

AMENDED AND RESTATED
BY-LAWS
STILLWATER MINING COMPANY
(a Delaware corporation)

ARTICLE 1

OFFICES

      SECTION 1.1     Registered Office. The registered office of the Corporation shall be in Wilmington, Delaware.

      SECTION 1.2     Corporate Office. The Corporation may have its office or offices at such place or places as the board of directors, in its discretion, may from time to time determine.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

      SECTION 2.1     Time and Place. Any meeting of the stockholders may be held at such time and such place, either within or without the State of Delaware, as shall be designated from time to time by resolution of the board of directors or as shall be stated in a duly authorized notice of the meeting.

      SECTION 2.2     Annual Meeting. The annual meeting of the stockholders shall be held on the date and at the time fixed, from time to time, by the board of directors; provided, however, that the first annual meeting shall be held within thirteen months after the organization of the Corporation, and each succeeding annual meeting shall be held within thirteen months after the last preceding annual meeting. The annual meeting shall be for the purpose of electing a board of directors and transacting such other business as may properly be brought before the meeting.

      SECTION 2.3     Special Meetings. Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by law or by the Restated Certificate of Incorporation, may be called at any time by a majority of the entire board of directors, the chairman or the president of the Corporation or by the secretary upon the written request of stockholders owning at least a majority of the capital stock of the Corporation entitled to vote generally in the election of directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Special meetings may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting. No business may be transacted at such meeting except that referred to in the notice thereof.

      SECTION 2.4     Notices. Written notice stating the place, date, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by the Delaware General Corporation Law (the “DGCL”) or the Restated Certificate of Incorporation, either personally or by mail, prepaid telegram, telex, cablegram, or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder’s address as it appears on the stock records of the Corporation.

      SECTION 2.5     Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting, of stockholders; or entitled to express consent to corporate action in writing without a meeting; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof shall not be more than sixty nor less than ten days before the date of such meeting. The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall be determined in accordance with the provisions of Section 2.12 of these Amended and Restated Bylaws. The record date for any other action shall not be more than sixty days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as set forth in Section 2.12 hereof; and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      SECTION 2.6     Notice of Business. Subject to Section 2.3 of these Amended and Restated Bylaws, at any meeting of the stockholders of the Corporation, only such proper business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 2.6, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.6. For business to be brought before a meeting of stockholders by a stockholder, the stockholder shall have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than fifty days nor more than seventy-five days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend any document, including these Amended and Restated Bylaws, the language of the proposed amendment, (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business to be brought before a meeting of stockholders by a stockholder shall be conducted at such meeting of the stockholders except in accordance with the procedures set forth in this Section 2.6. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Amended and Restated Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.6, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to matters set forth in this Section 2.6.

      SECTION 2.7     Conduct of Meetings. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the board of directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding officer, are appropriate for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the board of directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, theft duly authorized and constituted proxies or such other persons as the presiding officer of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions and/or comments by participants. Unless and to the extent determined by the board of directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      SECTION 2.8     Voting List. The secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting) or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

      SECTION 2.9     Quorum; Adjournment. Except as otherwise required by law, by the Restated Certificate of Incorporation or by these Amended and Restated Bylaws, the presence, in person or by proxy, of holders of at least 50% of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting shall constitute a quorum at all meetings of the stockholders for the transaction of business. In case a quorum shall not be present at any meeting of stockholders, the presiding officer of the meeting or a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, provided, however, if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In addition, the board of directors may adjourn a meeting of the stockholders if the board of directors determines that adjournment is necessary or appropriate in order to enable the stockholders (a) to consider fully information that the board of directors determines has not been made sufficiently or timely available to stockholders or (b) to otherwise effectively exercise their voting rights.

      SECTION 2.10     Voting and Proxies. Subject to the provisions of the Restated Certificate of Incorporation, at every meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. When a quorum is present at any meeting, the vote of the holders of (i) a plurality of votes cast at the meeting is required for the election of directors and (ii) a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the DGCL or other law or of the Restated Certificate of Incorporation, a different vote is required, in which case such express provision shall govern.

      SECTION 2.11     Waiver. Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice.

ARTICLE 3

DIRECTORS

      SECTION 3.1     Number. The number of directors of the Corporation shall initially be nine (9) and thereafter may be as from time to time fixed by the board of directors, except as otherwise allowed by, set forth or restricted in the Restated Certificate of Incorporation or the Stockholders Agreement dated as of June 23, 2003, by and among Stillwater Mining Company, Norimet Ltd. and MMC Norilsk Nickel, as the same may be amended from time to time (the “Stockholders Agreement”).

      SECTION 3.2     Elections. Except as provided in the Restated Certificate of Incorporation or in Section 3.4 of this Article 3, the board of directors shall be elected at the annual meeting of the stockholders or at a special meeting called for that purpose. Each director shall hold such office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

      SECTION 3.3     Nomination of Directors. Subject to the right to elect additional directors under specified circumstances which may be granted, pursuant to the provisions of Article 4 of the Restated Certificate of Incorporation, to the holders of any class or series of preferred stock, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders. Subject to the Stockholders Agreement, only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors, (b) by any nominating committee or persons appointed by the board of directors or (c) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.3. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than fifty days nor more than seventy-five days prior to the meeting; provided, however, that in the event that less than sixty days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      SECTION 3.4     Vacancies. Subject to the Stockholders Agreement and except as set forth in the Restated Certificate of Incorporation, any vacancy occurring on the board of directors and any directorship to be filled by reason of an increase in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director. Such newly elected director shall hold such office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

      SECTION 3.5     Meetings. The first meeting of each newly elected board of directors elected at the annual meeting of stockholders shall be held immediately after, and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. The board of directors may, by resolution, establish a place and time for regular meetings which may thereafter be held without call or notice.

      SECTION 3.6     Notice of Special Meetings. Special meetings of the directors may be called by the chairman, president or upon the written request of any two (2) members of the board of directors. Such notice may be given to each member of the board of directors by mail by the secretary, the chairman, the president, or the members of the board calling the meeting by depositing the same in the United States mail, postage prepaid, at least seven (7) days before the meeting, addressed to the director at the last address he or she has furnished to the Corporation for this purpose, and any notice so mailed shall be deemed to have been given at the time when mailed. Notice may also be given at least seventy-two (72) hours before the meeting in person, by telephone, or by a writing (including prepaid telegram, telex, cablegram, radiogram, facsimile or similar writing), and such notice shall be deemed to have been given when the personal or telephone conversation occurs or when the writing is either personally delivered to the director or is delivered to such address as is stated above, as the case may be; provided that with respect to special meetings called upon the request of two (2) directors, notice in person or by telephone shall not be permitted.

      SECTION 3.7     Quorum. Subject to the Stockholders Agreement, at all meetings of the board of directors, a quorum for the transaction of business shall consist of a majority of the directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as otherwise specifically required by the DGCL or other law, the Restated Certificate of Incorporation, or these Amended and Restated Bylaws. If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice. Voting by proxy is not permitted at meetings of the board of directors.

      SECTION 3.8     Waiver. Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

      SECTION 3.9     Action Without Meeting. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors and filed with the minutes of proceedings of the board of directors. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

      SECTION 3.10     Attendance by Telephone. Members of the board of directors may participate in a meeting of such board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      SECTION 3.11     Compensation. Members of the board of directors may be paid their expenses, if any, of attendance at each meeting of the board of directors (or committee thereof) and may be paid such normal, customary fees for attendance at each meeting of the board of directors (or committee thereof) or such annual normal, customary fees as director as the board of directors may determine from time to time. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      SECTION 3.12     Entire Board of Directors. As used in this Article 3 and in these Amended and Restated Bylaws generally, the term “entire board of directors” means the total number of directors which the Corporation would have if there were no vacancies.

ARTICLE 4

OFFICERS

      SECTION 4.1     Election. The Corporation shall have such officers, with such titles and duties, as the board of directors may determine by resolution, which may include a chairman, vice chairman, chief executive officer, chief operating officer, president, one or more vice presidents, a secretary, and a treasurer and one or more assistants to such officers. The officers shall in any event have such titles and duties as shall enable the Corporation to sign instruments and stock certificates complying with Sections 103(a)(2) and 158 of the DGCL, and one of the officers shall have the duty to record the proceedings of the stockholders and the directors in a book to be kept for that purpose. Subject to the Stockholders Agreement, the officers shall be elected by the board of directors; provided, however, that the chairman may appoint one or more assistant secretaries and assistant treasurers and such other subordinate officers as he or she deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in these Amended and Restated Bylaws or as may be determined from time to time by the board of directors or the chairman. Any two or more offices may be held by the same person.

      SECTION 4.2     Removal and Resignation. Any officer may be removed at any time by the affirmative vote of a majority of the board of directors. Any officer may resign at any time by giving written notice of his or her resignation to the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Subject to the Stockholders Agreement, any vacancy occurring in any office shall be filled by the board of directors, except for the offices of assistant secretary or assistant treasurer which may be filled by the chairman.

      SECTION 4.3     Chairman. The chairman shall preside at all meetings of the stockholders and of the board of directors and shall perform such additional functions and duties as the board of directors may, from time to time, prescribe. The chairman must be a director.

      SECTION 4.4     Vice Chairman. The vice chairman shall assist the chairman in performing such tasks as the chairman may assign to the vice chairman from time to time and shall perform such additional functions and duties as the board of directors may, from time to time, prescribe. Except as determined by the board of directors, the vice chairman shall be the officer next in seniority after the president and senior to any vice presidents.

      SECTION 4.5     Chief Executive Officer. Subject to the direction and control of the board of directors, the chief executive officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall implement and carry out the annual budget and business plan and all other matters approved by the board of directors. He or she may negotiate for, approve and execute contracts, deeds and other instruments on behalf of the Corporation as are necessary and appropriate in the general management of the business of the Corporation or as are approved by the board of directors or any committee designated by the board of directors. He or she shall perform such additional functions and duties as the board of directors may from time to time prescribe. The chief executive officer may delegate a portion of the authority granted to him or her to other officers and employees of the Corporation. Any such delegation by the chief executive officer must be in writing with copies provided to the treasurer and secretary of the Corporation. The chief executive officer shall be the chairman of the board.

      SECTION 4.6     President. The president shall serve as the chief executive officer, with the duties and powers enumerated in Section 4.5 above, in the absence of a duly elected chief executive officer or in the event of the absence or disability of the chief executive officer. The president shall also perform such other duties and have such other powers as are prescribed by the board of directors or the chief executive officer from time to time.

      SECTION 4.7     Chief Operating Officer. The chief operating officer shall be responsible for directing and supervising the Corporation’s operating activities. He or she shall be the officer primarily responsible for the development of the Corporation’s operations and systems and shall report to the board of directors thereon when requested at meetings of the board of directors. He or she shall have such other responsibilities and shall exercise such additional authority as may from time to time be assigned to him by the board of directors or the chief executive officer.

      SECTION 4.8     Vice President. The vice president or, if there is more than one, the vice presidents in the order determined by the board of directors or, in lieu of such determination, in the order determined by the chief executive officer shall be the officer or officers next in seniority after the vice chairman or, if none, the president. Each vice president shall also perform such duties and exercise such powers as are appropriate and such as are prescribed by the board of directors or, in lieu of or in addition to such prescription, such as are prescribed by the chief executive officer from time to time. Upon the death, absence, or disability of the chief executive officer and the president, the vice president or, if there is more than one, the vice presidents in the order determined by the board of directors or, in lieu of such determination, in the order determined by the chief executive officer or the president shall perform the duties and exercise the powers of the president.

      SECTION 4.9     Assistant Vice President. The assistant vice president or, if there is more than one, the assistant vice presidents shall, under the supervision of the president or a vice president, perform such duties and have such powers as are prescribed by the board of directors, the chief executive officer, the president or a vice president from time to time.

      SECTION 4.10     Secretary. The secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, keep the minutes of such meetings, have charge of the corporate seal, if any, and stock records, be responsible for the maintenance of all corporate files and records, have authority to affix the corporate seal, if any, to any instrument requiring it (and, when so affixed, attest it by his or her signature), and perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors, the chief executive officer or the president from time to time.

      SECTION 4.11     Assistant Secretary. The assistant secretary or, if there is more than one, the assistant secretaries in the order determined by the board of directors shall, in the absence or disability of the secretary or in case such duties are specifically delegated to him or her by the board of directors, the chief executive officer, the president or the secretary, perform the duties and exercise the powers of the secretary and shall, under the supervision of the secretary, perform such other duties and have such other powers as are prescribed by the board of directors, the chief executive officer, the president or the secretary from time to time.

      SECTION 4.12     Treasurer. The treasurer shall have control of the funds and the care and custody of all the stocks, bonds, and other securities of the Corporation and shall be responsible for the preparation and filing of tax returns. He or she shall receive all moneys paid to the Corporation and shall have authority to give receipts and vouchers, to sign and endorse cheeks and warrants in its name and on its behalf, and give frill discharge for the same. He or she shall also have charge of the disbursement of the funds of the Corporation and shall keep frill and accurate records of the receipts and disbursements. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the board of directors and shall perform such other duties and have such other powers as are appropriate and such as are prescribed by the board of directors, the chief executive officer or the president from time to time.

      SECTION 4.13     Assistant Treasurer. The assistant treasurer or, if there is more than one, the assistant treasurers in the order determined by the board of directors shall, in the absence or disability of the treasurer or in case such duties are specifically delegated to him or her by the board of directors, the chief executive officer, the president, or the treasurer, perform the duties and exercise the powers of the treasurer and shall, under the supervision of the treasurer, perform such other duties and have such other powers as are prescribed by the board of directors, the chief executive officer, the president or the treasurer from time to time.

      SECTION 4.14     Compensation. Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

ARTICLE 5

COMMITTEES

      SECTION 5.1     Designation Of Committees. Subject to the Stockholders Agreement, the board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. Without derogating from the generality of the foregoing, the board of directors shall establish (i) an audit committee, (ii) a nominating committee, (iii) a corporate governance committee, and (iv) a compensation committee.

      SECTION 5.2     Committee Powers And Authority. The board of directors may provide, by resolution or by amendment to these Amended and Restated Bylaws, that a committee may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the board of directors in reference to amending the Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Amended and Restated Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      SECTION 5.3     Committee Procedures. To the extent the board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Section 3.5 (except as they relate to an annual meeting of the board of directors) and Sections 3.6, 3.7, 3.8, 3.9, 3.10 and 3.11 of these Amended and Restated Bylaws, as if the committee were the board of directors.

ARTICLE 6

INDEMNIFICATION

      SECTION 6.1     Indemnification and Advancement of Expenses. To the full extent permitted by the Corporation Law (as defined below) and any other applicable law, if any director or officer (as defined below) of the Corporation is made a party to or is involved in (for example as a witness) any proceeding (as defined below) by reason of the fact that such person is or was a director or officer of the Corporation, the Corporation (a) shall indemnify such person from and against any expenses (including but not limited to attorneys’ fees), judgments, fines (including but not limited to excise taxes assessed on a person with respect to an employee plan) and amounts paid in settlement incurred by such person in such proceeding, and (b) shall pay to such person expenses (including but not limited to attorneys’ fees) incurred by such person in such proceeding in advance of its final disposition.

      The Corporation may in its discretion (but is not obligated in any way to) indemnify and advance expenses to other employees or agents of the Corporation to the same extent as to a director or officer.

      Any repeal or modification of the foregoing provisions of this Article 6 for indemnification or advancement of expenses shall not affect adversely any right or protection stated in such provisions with respect to any act or omission occurring prior to the time of such repeal or modification. If any provision of this Article 6 or any part thereof shall be held to be prohibited by or invalid under applicable law, such provision or part thereof shall be deemed amended to accomplish the objectives of the provision or part thereof as originally written to the full extent permitted by law and all other provisions or parts shall remain in full force and effect.

      SECTION 6.2     Definitions. As used in this Article 6, the following terms have the following meanings:

(a) Corporation Law. The term “Corporation Law” means the DGCL as it exists on January 27, 1995, the date this Article 6 is adopted, and as the DGCL may be thereafter amended from time to time. In the case of any amendment of the DGCL after the date of adoption of this Article 6, when used with reference to an act or omission occurring prior to effectiveness of such amendment (unless prohibited by law), the term “Corporation Law” shall include such amendment only to the extent that the amendment permits a corporation to provide broader indemnification rights than the DGCL permitted prior to the amendment.

(b) Director or Officer. The term “director” or “officer” means (a) a director of the Corporation or an officer of the Corporation listed in Section 4.1 of these Amended and Restated Bylaws, and (b) while an individual is a director or officer of the Corporation, the individual’s serving at the Corporation’s request as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (including without limitation any service as a director, officer, manager, employee or agent which imposes duties on, or involves services by, such director, officer, manager, employee or agent with respect to any employee benefit plan, its participants or beneficiaries), and (c) any other position (not with the Corporation itself) in which a director or officer of the Corporation is serving at the request of the Corporation and for which indemnification by the Corporation is permitted by the Corporation Law.

(c) Proceeding. The term “proceeding” means any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal.

      SECTION 6.3     Insurance. By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation shall have power to purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she is indemnified against such liability or expense under the provisions of this Article 6 and whether or not the Corporation would have the power or would be required to indemnify him or her against such liability under the provisions of this Article 6 or of the Delaware General Corporation Law or by any other applicable law.

      SECTION 6.4     Nonexclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 6 shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled, under the Restated Certificate of Incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

ARTICLE 7

STOCK

      SECTION 7.1     Certificates. Every holder of stock in the Corporation represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the chairman, president or a vice president and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer of the Corporation, certifying the number of shares owned by him or her in the Corporation.

      SECTION 7.2     Facsimile Signatures. Where a certificate of stock is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been placed upon, any such certificate shall cease to be such officer, transfer agent or registrar, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

      SECTION 7.3     Transfer Of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation only upon presentation of the certificate or certificates representing such shares properly endorsed or accompanied by a proper instrument of assignment, except as may otherwise be expressly provided by the laws of the State of Delaware or by order of a court of competent jurisdiction. The officers or transfer agents of the Corporation may, in their discretion, require a signature guaranty before making any transfer.

      SECTION 7.4     Lost Certificates. The board of directors may direct that a new certificate of stock be issued in place of any certificate issued by the Corporation that is alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance of a new certificate, require the owner of such lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

      SECTION 7.5     Registered Stockholders. The Corporation shall be entitled to treat the person in whose name any shares of stock are registered on its books as the owner of such shares for all purposes and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest, except as expressly provided by the laws of the State of Delaware.

ARTICLE 8

SEAL

      The board of directors may, but need not, adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words “SEAL” and “DELAWARE” and which, if and when adopted, shall constitute the corporate seal of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or manually reproduced.

ARTICLE 9

AMENDMENT

      Subject to the Stockholders Agreement, to the provisions of the Restated Certificate of Incorporation and to the specific provisions of these Amended and Restated Bylaws, these Amended and Restated Bylaws may at any time and from time to time be amended, altered or repealed by the board of directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

      Notwithstanding anything to the contrary contained herein, any reference herein to the Stockholders Agreement that relates to a specific provision thereof shall become null and void and of no further force and effect at such time as the relevant provision of the Stockholders Agreement shall be terminated in accordance with its terms and all references herein to the Stockholders Agreement shall become null and void and of no further force and effect at such time as the Stockholders Agreement shall be terminated in its entirety in accordance with its terms.

EXHIBIT C

STILLWATER MINING COMPANY

PROPOSED AMENDED AND RESTATED
GENERAL EMPLOYEE STOCK PLAN

      SECTION 1.     Purposes. The purposes of this Stillwater Mining Company General Employee Stock Plan, as further amended from time to time (the “Plan”) are to promote the interests of Stillwater Mining Company and its stockholders by (i) attracting and retaining personnel, including employees and consultants of the Company and its Affiliates, as defined below, (ii) motivating such employees by means of performance related incentives to achieve longer-range performance goals, and (iii) enabling such employees and consultants to participate in the long-term growth and financial success of the Company.

      SECTION 2.     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

      “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

      “Alternative Award” shall mean an Award granted in tandem with, either at the same or a later time as, another Award having substantially similar economic characteristics, the exercise of which would result in the cancellation of such other Award.

      “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, or Other Stock-Based Award.

      “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

      “Board” shall mean the Board of Directors of the Company.

      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

      “Committee” shall mean (i) the Board, or (ii) a committee of one or more members of the Board designated by the Board, which may include directors who are officers of the Company, to administer the Plan.

      “Company” shall mean Stillwater Mining Company, together with any successor thereto.

      “Consultant” shall mean any Person who is engaged by the Company or any Affiliate to render consulting or advisory services to such entity, provided that such Person is not (i) a member of the Company’s Board of Directors or (ii) an officer of the Company, as such term is defined in Rule 16a-1(f) of Section 16 of the Exchange Act.

      “Employee” shall mean any employee of the Company or of any Affiliate, provided that such Employee is not (i) a member of the Company’s Board of Directors or (ii) an officer of the Company, as such term is defined in Rule 16a-1(f) of Section 16 of the Exchange Act.

      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      “Fair Market Value” shall mean the fair market value of the property or other item being valued, as determined by the Committee acting in good faith.

      “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option pursuant to Section 422 of the Code.

      “Option” shall mean a Non-Qualified Stock Option.

      “Other Stock-Based Award” shall mean any right granted under Section 6(d) of the Plan.

      “Participant” shall mean any Employee or Consultant selected by the Committee to receive an Award under the Plan.

      “Person” shall mean any individual, corporation, partnership, association, Joint-stock Company, trust, unincorporated organization, government or political subdivision thereof or other entity.

      “Restricted Period” shall mean the period of time selected by the Committee (as may be amended by the Committee from time to time) during which a grant of Restricted Stock may be forfeited to the Company.

      “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

      “SEC” shall mean the Securities and Exchange Commission, or any successor thereto and shall include the staff thereof.

      “Shares” shall mean the common shares of the Company, $0.01 par value, or, following an adjustment under Section 4(b) of the Plan, such other securities or property as may become subject to Awards in substitution for such common shares pursuant to such adjustment.

      “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

      SECTION 3.     Administration.

      (a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to eligible Participants; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

      (b) Determinations Under the Plan. Unless otherwise expressly provided in the Plan all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee or Consultant.

      SECTION 4.     Shares Available for Awards.

      (a) Shares Available. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be 1,400,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards may be granted.

      (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or the kind of equity securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

      (c) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

      SECTION 5.     Eligibility. Employees and Consultants of the Company or any Affiliate shall be eligible to be designated as Participants.

      SECTION 6.     Awards.

(a) Options.

(i) Grant to Employees. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option.

(ii) Exercise Price. The Committee shall establish the exercise price at the time each Option is granted, which price, except in the case of Options that are Alternative Awards, shall not be less than 100% of the per share Fair Market Value of the Shares on the date of grant.

(iii) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Grant to Consultants. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Consultants to whom options shall be granted, the number of Shares to be covered by each Option, the option price therefore and the conditions and limitations applicable to the exercise of the Option. The exercise price of the Option granted shall not be less than 100% of the per share Fair Market Value of the Shares on the date of grant. Each Option shall be exercisable at such times and subject to such conditions as the Committee shall specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

      (b) Stock Appreciation Rights.

(i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees or Consultants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. A Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time. A Stock Appreciation Right shall not be exercisable earlier than six months after grant, unless otherwise determined by the Committee, and, except for a Stock Appreciation Right which is an Alternative Award, shall have a per share grant price of not less than 100% of the per share Fair Market Value of the Shares on the date of grant.

(ii) Exercise and Payment. A Stock Appreciation Right shall entitle the Participant to receive with respect to each Share covered by such Stock Appreciation Right an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the per share grant price thereof, provided that the Committee may, for administrative convenience, determine that the exercise of any Stock Appreciation Right which can only be exercised for cash during limited periods of time in order to satisfy the conditions of certain rules of the SEC, shall be deemed to occur for all purposes hereunder on the day during such limited period on which the Fair Market Value of the Shares is the highest. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted.

(iii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

      (c) Restricted Stock.

(i) Grant. Subject to the provisions of the Plan, the Committee shall have authority to determine the Employees or Consultants to whom Restricted Stock shall be granted and the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards. Unless otherwise determined by the Committee, Restricted Stock Awards shall provide for the payment of dividends. Dividends paid on Restricted Stock may be paid directly to the Participant and may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee, or may be reinvested in additional Shares of Restricted Stock all as determined by the Committee in its discretion.

(ii) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(e)(v).

      (d) Other Stock-Based Awards. The Committee shall have authority to determine the Employees or Consultants who shall receive an “Other Stock-Based Award”, which shall consist of a right (i) which is other than an Award or right described in Section 6(a), (b), or (c) above and (ii) which is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. Except in the case of an Other Stock-Based Award that is a Substitute Award or an Alternative Award, the price at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan, or the provision, if any, of any such Award that is analogous to the purchase or exercise price, shall not be less than 100% of the Fair Market Value of the security to which such Award relates on the date of grant.

      (e) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. Awards granted in addition to, or in tandem with, other Awards may be granted either at the same time as, or at a different time from, the grant of such other Awards.

(ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

(iii) Limits on Transfer of Awards. Awards shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution unless specifically approved by the Committee and only then to the extent provided in the Award Agreement.

(iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award, or the exercise thereof, shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require that, during the Restricted Period, a certificate for Shares of Restricted Stock registered in the name of a Participant shall be deposited by such Participant, together with a stock power endorsed in blank, with the Company.

(vi) Consideration for Grants. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(vii) Delivery of Shares or Other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is, or is arranged to be, received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered, or arranged to be tendered, to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

      SECTION 7.     Amendment and Termination. The Plan has not been approved by the shareholders of the Company and, except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

      (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided that notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval if such approval is necessary to comply with, or to obtain exemptive relief under, any tax or regulatory requirement that the Board deems desirable to comply with, or obtain exemptive relief under. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such a manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

      (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or accelerate or alter, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided that such action does not (i) materially impair the rights of any Participant or holder or beneficiary of an Award without such person’s consent, or (ii) result in a decrease in the Fair Market Value of an Award without such Participant’s or holder’s or beneficiary’s consent.

      (c) Adjustments of Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future employee awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or an equitable relationship between the assumed awards and the Awards as so adjusted.

      (d) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      (e) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

      (f) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award (equal to the Fair Market Value of the Award to be canceled) made to the holder of such canceled Award.

      SECTION 8.     General Provisions.

      (a) No Rights to Awards. No Employee, Consultant, Participant or other Person shall have any claim to be granted any Award; provided, however, that substantially all of the Company’s Employee’s are entitled to participate in the Plan in a fair and equitable manner, as determined by the Committee. The terms and conditions of Awards need not be the same with respect to each recipient.

      (b) Withholding. A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In the case of payments of Awards in the form of Shares, at the Committee’s discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Shares or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of Shares whose Fair Market Value equals the amount required to be withheld. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award. In the discretion of the Committee, the Company may offer loans to Participants to satisfy withholding requirements on such terms as the Committee may determine, which terms may in the discretion of the Committee be non-interest bearing.

      (c) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant and the effect, if any, of a change in control of the Company.

      (d) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may (but need not) provide for the grant of options, restricted stock and other types of security-based awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

      (e) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, except to the extent expressly provided otherwise in the Plan or in any Award Agreement.

      (f) No Rights as Stockholder. Subject to the provisions of the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if, and to what extent, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

      (g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

      (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

      (i) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee has determined that any such offer, if made, would be in compliance with all applicable requirements of Federal securities laws.

      (j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

      (k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

      (l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      (m) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

      SECTION 9.     Term of the Plan. No Award shall be granted under the Plan after midnight January 22, 2008. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.

EXHIBIT D

STILLWATER MINING COMPANY

AUDIT COMMITTEE CHARTER

Overview and Purpose

      The Audit Committee is a committee of the Board of Directors. The Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to shareholders of Stillwater Mining Company and others. The Committee also reviews the systems of internal control, which management and the Board of Directors have established, and the internal and external audit processes.

Membership and Attendance at Meetings

      The Audit Committee shall be composed of at least three (3) individuals who, in the opinion of the Board of Directors, are independent of management of the organization and are free of any relationship that would interfere with their exercise of independent judgment as a Committee member.

      The members of the Audit Committee will be members of the Board of Directors.

      The Chair of the Committee will be appointed by the Board of Directors.

      The members of the Committee shall serve a one (1) year renewable term expiring on the date of the annual meeting, or until their successors are appointed.

      Attendance by invitation at all or a portion of Committee meetings is determined by the Committee Chair or its members, and would normally include the Chief Financial Officer, representatives of the external auditors, and such other officers, support staff or others as may be deemed appropriate.

      The background of audit committee members is to be compatible with the duties of the committee, including at least one member, in the judgment of the Board of Directors, with a background in financial reporting, accounting or auditing.

•	The definition of independent is as defined in the Stillwater Mining Company’s Corporate Governance Documents.

Meetings

      The Committee will meet at least four (4) times per year, and at such other times, as it deems necessary to fulfill its responsibilities. A representative from the external auditor will be present at each meeting.

      A quorum for the transaction of business at any meeting of the Committee is a majority of the appointed members.

      Meetings may be called by the Committee Chair or by a majority of the Committee members, and usually in consultation with management of the organization. However, the Chairman will set the date to review Quarterly and Annual Reports at least twelve months in advance.

      Meetings are chaired by the Committee Chair or, in the Chair’s absence, by a member chosen by the Committee from among themselves.

      Notices of meetings, agendas and available related materials shall be provided to the Committee members no later than the day prior to the meeting. However, it should be a standard practice to deliver the agenda and materials for consideration to the Committee members at least five (5) working days prior to the meeting except in unusual circumstances.

      Meetings may be conducted with members present, or by telephone or other communications facilities, which permit all persons participating in the meeting to hear or communicate with each other.

      A resolution consented to in writing, whether by document, telegram, telex, or any method of transmitting legibly recorded messages or other means, and signed by all Committee members entitled to vote on that resolution at a meeting of the Committee is as valid as one passed at a Committee meeting.

      Motions shall be passed upon approval by a majority of those entitled to vote who is in attendance at the meeting (including those in attendance by telephone or other communications facilities).

      The Chief Financial Officer or Corporate Secretary of Stillwater Mining Company shall be the secretary for the Committee and will keep a record of minutes of all meetings of the Committee, or their designee.

      Minutes of the meetings of the Committee, prepared in draft, shall be distributed to all members of the Committee within five (5) working days of each meeting, and shall be submitted for approval at the next regular meeting of the Committee.

Duties and Responsibilities

Risks and Internal Controls

      Inquire of and review with management and the external auditors, any significant risks or exposures and assess the steps management has taken to minimize such risk to the organization.

      The Audit Committee will ensure that the full Board of Directors annually reviews the Proven and Probable Reserve Calculations.

      Consider and review with the management and the external auditors:

•	The adequacy of the organization’s internal controls including computerized information systems controls and security.

•	Any related significant findings and recommendations of any internal audit function and the external auditors (or the recommendations from any other risks and controls related reviews), together with management’s responses thereto.

•	Review policies and procedures with respect to officers’ expense accounts and prerequisites, including their use of corporate assets, and consider the results of any review of these areas by management, any internal audit function, the external auditors or any other reviewing agency.

•	Review with the management, any internal audit function, and the external auditors, the results of their review of the organization’s monitoring of compliance with its code of conduct.

•	The Audit Committee will have full access to the Company books and records.

•	The Audit Committee will be designated as the auditor’s client.

Annual External Audit

      Recommend to the Board of Directors the external auditors to be nominated. Competitive bids for the external audit engagement should be sought no less frequent than every five years.

      Recommend approval of audit fees to the Board of Directors.

      Confirm and assure the independence of the external auditors.

      Review and approve the annual audit scope and plan of the external auditors.

      Review to ensure the external auditors and management have coordinated their audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

      Review with management and the external auditors at the completion of the annual examination:

•	The organization’s annual financial statements and related footnotes.

•	The external auditors audit of the financial statements and their report thereon.

•	Any significant changes required to the external auditors previously approved audit plan.

•	Review the representation letters given by management to the external auditors.

•	Any serious difficulties or disputes with management encountered during the course of the audit.

•	Other matters related to the conduct of the audit that is communicated to the Audit Committee.

      Meet without management with the external auditors to discuss any matters that the Committee or the external auditors believe should be discussed privately with the Audit Committee.

      Review and recommend to the Board of Directors for approval, the annual audited financial statements.

      Review and assess, in conjunction with management and the external auditors:

•	The appropriateness of accounting policies and financial reporting practices used by the organization.

•	Any new or pending developments in accounting policies and practices to be adopted by the organization.

•	Any new or pending developments in accounting and reporting standards that may affect or impact the organization.

•	The significant business risks and uncertainties pertaining to the organization.

•	The key estimates and judgment of management that may be material to the financial reporting of the organization.

      Review with management, the external auditors, and if necessary with legal counsel, any litigation, claim or contingency that could have a material effect upon the financial position or operating results of the organization, and the manner in which these matters have been disclosed in the financial statements.

      Request such information and explanations in regard to the accounts of Stillwater Mining Company, as the Committee may consider necessary and appropriate to carry out its duties and responsibilities.

Internal Audit

      Prior to he beginning of each calendar year, either the Company’s Chief Executive Officer or its Chief Financial Officer will provide the Committee with a proposed internal audit program.

      It is the Audit Committee’s responsibility to:

•	Review and approve the scope and plan for any internal audit function and to determine that the internal auditor is independent of those functions being audited.

•	Review to ensure the external auditors and any internal audit activity coordinated their efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

•	Consider and review with management the report of any internal audit activity including:

•	Significant findings during the year and management’s responses thereto.

•	Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of work or access to required information.

•	Any changes required to the previously approved internal audit plan.

•	The budget for any internal audit activity.

•	Compliance with appropriate internal audit standards such as The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

•	Meet privately with the internal audit team to discuss any matters that the Committee believes should be discussed privately with the Audit Committee.

•	Review and concur in the appointment, replacement, reassignment, or dismissal of internal audit activity.

Non-Audit Services

      The external auditor may provide the following non-audit services:

•	Required by statue or regulation

•	Related to tax return preparation

•	Related to acquisitions or divestitures

      Any other service in excess of $10,000 must be pre-approved by the Audit Committee.

      The Internal and External Audit work must be performed by two different firms if the Internal Audit function is performed by an external firm.

Communications

      Provide an open avenue of communication among the management, the external auditors, and the Board of Directors.

      After each Committee meeting, report Committee actions to the Board of Directors with any recommendations the Committee may deem appropriate.

      Obtain from management explanations for all significant variances in the financial statement from budget and plan.

      Discuss with management whether the information included in the “Management’s Discussion and Analysis” or elsewhere in documents containing financial statements is consistent with the information in the financial statements.

      Review with management the existence and substance of any significant accounting accruals, reserves, or other estimates made by management having a material impact on the financial statements and charges made against reserves established.

      Make inquiries of management and the independent accountants about the appropriateness of accounting principles followed by the Company, changes in accounting principles, and the reasons for changes not mandated by standards or regulators and their impact on the financial statements.

      Review with management the organization’s quarterly financial statements and reports prior to release.

      Review with management SEC filings, any published documents that include financial statements, or financial information, and consider whether the information contained in these documents in consistent with the information in the financial statements.

      Prepare a letter for inclusion in the annual report that describes the Committee’s composition and responsibilities, and how they were discharged.

Complaints Regarding Accounting, Internal Controls, and Auditing

      The committee shall be responsible for investigating and resolving any complaints regarding the Company’s accounting, internal controls and auditing. The committee shall:

•	Inquire of Company management, the Company’s independent accountants and the Company’s internal auditor of the existence of any complaints.

•	Direct the Company’s management, the Company’s independent accountants or the Company’s internal auditor to provide analysis or documentation concerning any such complaint.

•	Retain independent legal counsel or independent accounting or financial expertise, as required.

•	Consider and review with management the complaint, management’s analysis and the report of any auditor, financial or legal advisor to determine if:

•	The complaint is valid and whether corrective action is appropriate.

•	Communication with parties outside the Company is appropriate.

Other

      Conduct or authorize investigations into any matters within the Company’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of the investigation.

      Perform such other functions as assigned by the Board of Directors.

      Review annually the Audit Committee Charter and Committee effectiveness, and recommend any required changes to the Board of Directors.

      Consider any other matters that in the opinion of the Committee, or at the request of the Board of Directors, would assist the Directors in meeting their responsibilities.

•	The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

•	The Committee shall prepare a report each year concerning its compliance with this Charter for inclusion in the Company’s proxy statement related to the election of Directors.

EXHIBIT E

STILLWATER MINING COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON                     , 2003.

      The undersigned hereby appoints Francis R. McAllister and John R. Stark as proxies with full power of substitution to vote all shares of stock of Stillwater Mining Company of record in the name of the undersigned at the close of business on                     , 2003 at the Annual Meeting of Stockholders to be held at 10:00 a.m. (Eastern time) at [location] on                     , 2003 or at any postponements or adjournments, hereby revoking all former proxies.

      IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS 1 THROUGH 10 IN ACCORDANCE WITH THE SPECIFICATION MADE AND “FOR” SUCH PROPOSALS IF THERE IS NO SPECIFICATION, PROVIDED THAT BROKER PROXIES WILL ONLY BE VOTED FOR APPROVAL OF PROPOSALS 2 THROUGH 7 (REGARDING THE PROPOSED AMENDMENTS TO THE CURRENT CHARTER AND CURRENT BY-LAWS) IF THE BENEFICIAL OWNER OF THE SHARES INSTRUCTS THE BROKER TO SO VOTE.

(continued on reverse side)

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STILLWATER MINING COMPANY

☒	PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

1.	To amend the Company’s Restated Certificate of Incorporation (the “current charter”) to increase the Company’s authorized common stock from 100,000,000 shares to 200,000,000 shares.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

2.	To amend the current charter to eliminate cumulative voting rights of stockholders.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

3.	To amend the current charter to eliminate the rights of stockholders to take action by written consent.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

4.	To amend the current charter to provide that the number of directors shall be set forth in accordance with the Company’s by-laws, provided that the number shall be no less than seven and no more than ten.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

5.	To approve a restatement of the current charter to include the amendments set forth in Proposals 1 through 4 in the event they are approved by the stockholders and to make other amendments set forth in the form of the proposed restated certificate of incorporation attached to the accompanying proxy statement as Exhibit A.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

6.	To amend the current by-laws to provide that: (i) the nomination of directors, (ii) the filling of vacancies in the Board, (iii) notice of Board meetings, (iv) the Board quorum requirements, (v) the election of officers and (vi) the appointment of Board committees shall be subject to the provisions of the Stockholders Agreement.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

7.	To approve an amendment and restatement of the current by-laws to include the amendments set forth in Proposal 6 in the event they are approved by the stockholders and to make other amendments set forth in the form of the proposed amended and restated by-laws attached to the accompanying as Exhibit B.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

8.	To elect nine directors to the Company’s Board of Directors. (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below.)

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

NOMINEES: 01-CRAIG L. FULLER, 02-PATRICK M. JAMES, 03-STEVEN S. LUCAS, 04-JOSEPH P. MAZUREK, 05-FRANCIS R. MCALLISTER, 06-SHERYL K. PRESSLER, 07-DONALD W. RIEGLE, 08-TODD D. SCHAFER, AND 09-JACK E. THOMPSON

9.	To amend and restate the Company’s General Employee Stock Plan to increase the number of shares of Common Stock authorized for issuance from 1,100,000 shares to 1,400,000 shares and change the governing law from Colorado to Delaware.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

10.	To ratify appointment of KPMG LLP as the Company’s Independent Accountants.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

11.	In their discretion, the proxies are authorized to vote upon any other matters coming before the meeting.

Dated:

Signature(s):

Signature(s):

PLEASE SIGN NAME(S), EXACTLY AS SHOWN ABOVE. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN SHARES HAVE BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN.

• FOLD AND DETACH HERE •